Filed Pursuant to Rule 433(a)

Registration Statement Nos. 333-134461 and 333-134461-01

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-4

$1,004,851,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Seller and Servicer

Co-Lead Underwriters

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-503-4611.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes any information contained in any prior similar materials relating to the securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the Securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities, until we have accepted your offer to purchase securities.

You are advised that the terms of the securities, and the characteristics of the pool assets backing them, may change (due, among other things, to the possibility that the assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

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Deutsche Bank Securities

ABS Banking
Ryan Stark	212-250-8473
Brian Haklisch	212-250-8745
Anjali Mecklai	212-250-4214
Aarthi Sowrirajan	212-250-4377

ABS Structuring
Dennis Currier	212-250-1639
Patrick Kim	212-250-3053

ABS Collateral
Steve Lumer	212-250-0115
Wisan Kesuma	212-250-7849

Rating Agency Contacts:

Standard & Poor’s	Phone	E-mail Address
Dan Larkin	(212) 438-3014	daniel_larkin@standardandpoors.com

Moody’s Investors Service	Phone	E-mail Address
Rachel Peng	(212) 553-3831	Rachel.Peng@moodys.com

Fitch	Phone	E-mail Address
Michele Patterson	(212) 908-0779	michele.patterson@fitchratings.com
Marissa Kimmel	(212) 438-0343	marissa.kimmel@fitchratings.com

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Preliminary Term Sheet	Date Prepared: August 16, 2006

$1,004,851,000 (Approximate)

Publicly Offered

NovaStar Home Equity Loan Asset-Backed Certificates, Series 2006-4

Class(1,2,3)	Principal Balance ($)	WAL (Years) Call/Mat(4)	Payment Window (Mths) Call/Mat(4)	Expected Rating S&P/Moody’s/Fitch	Assumed Final Distribution Date	Certificate Type
Class A-1A	$500,563,000	Not Marketed Hereby		AAA/Aaa/AAA	September 2036	Floating Rate Senior
Class A-2A	$190,826,000	1.00 / 1.00	1 - 22 / 1 - 22	AAA/Aaa/AAA	September 2036	Floating Rate Seq. Senior
Class A-2B	$59,774,000	2.00 / 2.00	22 - 27 / 22 - 27	AAA/Aaa/AAA	September 2036	Floating Rate Seq. Senior
Class A-2C	$79,609,000	3.50 / 3.50	27 - 71 / 27 - 73	AAA/Aaa/AAA	September 2036	Floating Rate Seq. Senior
Class A-2D	$25,914,000	5.91 / 8.37	71 - 71 / 73 -162	AAA/Aaa/AAA	September 2036	Floating Rate Seq. Senior
Class M-1	$44,603,000	4.44 / 4.87	43 - 71 / 43 - 132	AA+/Aa1/AA+	September 2036	Floating Rate Subordinate
Class M-2	$29,223,000	4.30 / 4.70	41 - 71 / 41 - 120	AA/Aa2/AA	September 2036	Floating Rate Subordinate
Class M-3	$15,893,000	4.24 / 4.61	40 - 71 / 40 - 112	AA/Aa3/AA-	September 2036	Floating Rate Subordinate
Class M-4	$14,868,000	4.21 / 4.55	39 - 71 / 39 - 106	AA-/A1/A+	September 2036	Floating Rate Subordinate
Class M-5	$13,330,000	4.18 / 4.47	39 - 71 / 39 - 100	A+/A2/A	September 2036	Floating Rate Subordinate
Class M-6	$8,203,000	4.16 / 4.39	38 - 71 / 38 - 93	A+/A3/A-	September 2036	Floating Rate Subordinate
Class M-7	$8,203,000	Not Marketed Hereby		A/Baa1/BBB+	September 2036	Floating Rate Subordinate
Class M-8	$6,152,000	4.15 / 4.24	38 - 71 / 38 - 80	A-/Baa2/BBB+	September 2036	Floating Rate Subordinate
Class M-9	$7,690,000	4.09 / 4.10	37 - 71 / 37 - 74	BBB+/Baa3/BBB	September 2036	Floating Rate Subordinate
Class M-10	$5,127,000	Not Marketed Hereby		BBB/NR/BBB-	September 2036	Floating Rate Subordinate
Class M-11	$5,127,000	Not Marketed Hereby		BBB-/NR/NR	September 2036	Floating Rate Subordinate
Class M-12	$5,127,000	Not Marketed Hereby		BB+/NR/NR	September 2036	Floating Rate Subordinate

Total:	$1,020,232,000

(1)	The Class A-1A Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein). The Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein). The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates are backed by the cash flows from the Group I Mortgage Loans and Group II Mortgage Loans. The principal balance of each Class of Certificates (as defined herein) is subject to a 10% variance.
(2)	The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and the Class M-12 Certificates are priced to call. The margins on the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates will increase to 1.5x after the clean-up call date.
(3)	See “Available Funds Cap Rate” herein.
(4)	See “Pricing Prepayment Speed” herein.

Depositor:	NovaStar Mortgage Funding Corporation.

Issuer:	NovaStar Mortgage Funding Trust, Series 2006-4.

Seller and Servicer:	NovaStar Mortgage, Inc. (“NovaStar”).

Co-Lead Underwriters:	Deutsche Bank Securities Inc. (“Deutsche Bank”), Wachovia Capital Markets, LLC (“Wachovia Securities”) and Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Trustee:	Deutsche Bank National Trust Company.

Custodian:	U.S. Bank National Association.

Hedge Providers:	The Royal Bank of Scotland plc (“RBS”), Deutsche Bank AG (“Deutsche”), and Wachovia Bank, N.A. (“Wachovia”).

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Certificates:	The Class A-1A Certificates (the “Group I Certificates”), the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Group II Certificates”, and together with the Group I Certificates, the “Class A Certificates” or “Senior Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11 and Class M-12 Certificates (collectively, the “Subordinate Certificates”). The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and the Class M-9 Certificates are referred to herein as the “Offered Certificates.” The Class M-10, Class M-11 and Class M-12 Certificates will not be publicly offered. The Senior and Subordinate Certificates are referred to herein as the “Certificates.”

Federal Tax Status:	The Certificates will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:	The Class A-1A, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-8 and the Class M-9 (the “Underwritten Certificates”) will be available in book-entry form through DTC, and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan, the close of business on August 1, 2006.

Expected Pricing Date:	On or about August [18], 2006.

Expected Closing Date:	On or about August 29, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in September 2006.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:	The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	The Underwritten Certificates are expected to be ERISA eligible provided that certain conditions are satisfied (as described in the free writing prospectus).

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Denomination:	$25,000 minimum and multiples of $1,000 in excess thereafter.

Optional Termination:	The terms of the transaction allow for a clean-up call (the “Clean-up Call”) which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans (100% PPC): 2% - 25% CPR over 10 months, 25% CPR thereafter

ARM Loans (100% PPC): 2% - 30% CPR over 12 months, 30% CPR months 13-22, 60% CPR months 23-28, 35% CPR month 29 and thereafter.

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Mortgage Loans:	As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $1,025,357,441, of which: (i) approximately $599,118,333 consisted of a pool of conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group I Mortgage Loans”), (ii) approximately $426,239,108 consisted of a pool of non-conforming balance fixed-rate and adjustable-rate, first-lien and second-lien, fully amortizing and balloon subprime mortgage loans (the “Group II Mortgage Loans,” together with the Group I Mortgage Loans, the “Mortgage Loans”).

With respect to approximately 23.95% of the Mortgage Loans, NovaStar or another originator, originated a second lien mortgage loan simultaneously to the time of origination of the related first lien Mortgage Loan.

On or prior to the Closing Date, certain of the Mortgage Loans may be determined not to be eligible for inclusion in the final pool and certain other similar mortgage loans may be added to the trust.

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” on each Class of the Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) 11.00%.

Available Funds Cap Rate:	The “Available Funds Cap Rate” for the Certificates on any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (a) an amount equal to interest due on the Mortgage Loans, less the servicing fee, trustee fee, custodian fee, mortgage insurance fees allocable to the Mortgage Loans and less the cap fixed rate payments owed to the Hedge Providers for such Distribution Date, and the denominator of which is (b) the product of (i) the actual number of days in the related Interest Accrual Period divided by 360 and (ii) the aggregate principal balance of the Mortgage Loans.

Available Funds Cap Shortfall:	On any Distribution Date, the “Available Funds Cap Shortfall” for each class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on a class of certificates based on the related Formula Rate over (b) the amount of interest accrued on such class based on the Available Funds Cap Rate and (ii) the unpaid portion of any Available Funds Cap Shortfall from the prior Distribution Date together with accrued interest on such unpaid portion at the Formula Rate. Any Available Funds Cap Shortfall will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Monthly Servicer Advances:	The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

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Cap Agreements:	On the Closing Date, the Supplemental Interest Trust will enter into multiple “Cap Agreements” with an initial aggregate effective notional amount of $630,000,000. Under each Cap Agreement, the Supplemental Interest Trust shall make a payment to the related Hedge Provider equal to the product of (i) the fixed rate shown below, (ii) the related cap notional amount and (iii) 30/360 and the Supplemental Interest Trust will receive a payment from the related Hedge Provider, should One Month LIBOR exceed the related strike rate, equal to the product of (i) the excess of One Month LIBOR over the related strike rate, (ii) the related cap notional amount and (iii) the actual number of days in the related Interest Accrual Period divided by 360, on each Distribution Date, until the related cap is retired.

Hedge Provider	Notional Amount ($)	Fixed Rate	Strike Rate	Maturity Date
RBS	50,000,000	0.23650%	5.05%	February 2008
Deutsche Bank	80,000,000	0.22000%	5.40%	May 2008
Deutsche Bank	20,000,000	0.31500%	5.40%	May 2009
Wachovia	80,000,000	0.23550%	5.45%	June 2008
Wachovia	20,000,000	0.33500%	5.45%	June 2009
RBS	80,000,000	0.21000%	5.40%	June 2008
RBS	20,000,000	0.31000%	5.40%	June 2009
Wachovia	80,000,000	0.21600%	5.45%	June 2008
RBS	20,000,000	0.30700%	5.45%	June 2009
RBS	80,000,000	0.21500%	5.65%	June 2008
RBS	20,000,000	0.30100%	5.65%	June 2009
Wachovia	80,000,000	0.22400%	5.70%	July 2008

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Shown below is an aggregate effective cap notional amount schedule, a weighted average cap fixed rate schedule and weighted average strike rate schedule, calculated by aggregating all the individual caps described previously.

Distribution Date	Notional Amount ($)	W.A. Fixed Rate	W.A. Strike Rate
September 2006	630,000,000	0.2362%	5.4659%
October 2006	630,000,000	0.2362%	5.4659%
November 2006	630,000,000	0.2362%	5.4659%
December 2006	630,000,000	0.2362%	5.4659%
January 2007	630,000,000	0.2362%	5.4659%
February 2007	630,000,000	0.2362%	5.4659%
March 2007	630,000,000	0.2362%	5.4659%
April 2007	630,000,000	0.2362%	5.4659%
May 2007	630,000,000	0.2362%	5.4659%
June 2007	630,000,000	0.2362%	5.4659%
July 2007	630,000,000	0.2362%	5.4659%
August 2007	630,000,000	0.2362%	5.4659%
September 2007	630,000,000	0.2362%	5.4659%
October 2007	630,000,000	0.2362%	5.4659%
November 2007	630,000,000	0.2362%	5.4659%
December 2007	630,000,000	0.2362%	5.4659%
January 2008	630,000,000	0.2362%	5.4659%
February 2008	630,000,000	0.2362%	5.4659%
March 2008	580,000,000	0.2362%	5.5017%
April 2008	580,000,000	0.2362%	5.5017%
May 2008	580,000,000	0.2362%	5.5017%
June 2008	500,000,000	0.2388%	5.5180%
July 2008	180,000,000	0.2738%	5.5722%
August 2008	100,000,000	0.3136%	5.4700%
September 2008	100,000,000	0.3136%	5.4700%
October 2008	100,000,000	0.3136%	5.4700%
November 2008	100,000,000	0.3136%	5.4700%
December 2008	100,000,000	0.3136%	5.4700%
January 2009	100,000,000	0.3136%	5.4700%
February 2009	100,000,000	0.3136%	5.4700%
March 2009	100,000,000	0.3136%	5.4700%
April 2009	100,000,000	0.3136%	5.4700%
May 2009	100,000,000	0.3136%	5.4700%
June 2009	80,000,000	0.3133%	5.4875%

Credit Enhancement:	Consists of the following:

1) Mortgage Insurance;

2) Excess Cashflow;

3) the Overcollateralization Amount; and

4) Subordination

The Issuing Entity will also have the benefit of any cap payments received from the Hedge Providers.

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Mortgage Insurance Policies:	Approximately 60.20% of the Mortgage Loans are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC”), approximately 0.04% of the Mortgage Loans are covered by a mortgage insurance policy issued by Radian Guaranty Inc. (“Radian”) and approximately 4.36% of the Mortgage Loans are covered by a mortgage insurance policy issued by PMI Mortgage Insurance Company (“PMI”) (such loans are the “Insured Mortgage Loans”). Approximately 32.00% of the Mortgage Loans have an original loan-to-value ratio in excess of 60% and are not insured. Additionally, approximately 3.40% of the Mortgage Loans have an original loan-to-value ratio less than or equal to 60% and are not insured.

The mortgage insurance policies provided by MGIC, Radian and PMI insure a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 54.19%, of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.
Credit Enhancement Percentages:

Class	Ratings (S/M/F)	Initial Credit Enhancement On Closing Date	Expected Credit Enhancement On or After Crossover Date
Class A	AAA/Aaa/AAA	16.45%	32.90%
Class M-1	AA+/Aa1/AA+	12.10%	24.20%
Class M-2	AA/Aa2/AA	9.25%	18.50%
Class M-3	AA/Aa3/AA-	7.70%	15.40%
Class M-4	AA-/A1/A+	6.25%	12.50%
Class M-5	A+/A2/A	4.95%	9.90%
Class M-6	A+/A3/A-	4.15%	8.30%
Class M-7	A/Baa1/BBB+	3.35%	6.70%
Class M-8	A-/Baa2/BBB+	2.75%	5.50%
Class M-9	BBB+/Baa3/BBB	2.00%	4.00%
Class M-10	BBB/NR/BBB-	1.50%	3.00%
Class M-11	BBB-/NR/NR	1.00%	2.00%
Class M-12	BB+/NR/NR	0.50%	1.00%

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the sum of the funds remaining after priority 1) and 2) (excluding the Excess Cashflow component of 2)) under “Priority of Distributions.”

Overcollateralization Amount:	The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Amount is reached.

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Required Overcollateralization Amount:	On any Distribution Date, the “Required Overcollateralization Amount” is equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Crossover Date:	The earlier to occur of:

(i) the Distribution Date after which the aggregate principal balance of the Class A Certificates has been reduced to zero, and

(ii) the later to occur of:

a. the Distribution Date occurring in September 2009; and

b.      the first Distribution Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only, after taking into account distributions on the mortgage loans) is greater than or equal to 32.90%.

Senior Credit Enhancement Percentage:	The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and prior to taking into account distributions on the related certificates on such Distribution Date.

Limited Cross-collateralization:	Under certain circumstances, to the extent available, if funds from one Group are insufficient to make a required payment of interest or principal on the related class or classes of Class A Certificates, then any remaining funds from the other Group (after paying such amounts to the related class or classes of Class A Certificates) may be used to make such required payments of interest and principal.

Trigger Event:	A “Trigger Event” is in effect on any Distribution Date on or after the Crossover Date, if either (i) the three month average 60+ day delinquency percentage exceeds 50.25% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses for the related Distribution Date as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Period	Losses (%)	Period	Losses (%)	Period	Losses (%)	Period	Losses (%)
25	0.90%	38	2.15%	51	3.35%	64	4.23%
26	1.00%	39	2.24%	52	3.43%	65	4.27%
27	1.09%	40	2.34%	53	3.50%	66	4.31%
28	1.19%	41	2.43%	54	3.58%	67	4.35%
29	1.28%	42	2.53%	55	3.65%	68	4.39%
30	1.38%	43	2.63%	56	3.73%	69	4.43%
31	1.48%	44	2.72%	57	3.80%	70	4.48%
32	1.57%	45	2.82%	58	3.88%	71	4.52%
33	1.67%	46	2.91%	59	3.95%	72	4.56%
34	1.76%	47	3.01%	60	4.03%	73 and	4.60%
35	1.86%	48	3.10%	61	4.10%	thereafter
36	1.95%	49	3.20%	62	4.14%
37	2.05%	50	3.28%	63	4.18%

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Realized Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow, and second, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-12 Certificates, second to the Class M-11 Certificates, third to the Class M-10 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M-2, and lastly, to the Class M-1 Certificates. Realized Losses will not be allocated to any of the Class A Certificates.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)      Interest funds, as follows: first to pay servicing fees, trustee fees, custodian fee and mortgage insurance fees, second, to the Supplemental Interest Trust, cap fixed rate payments owed to the Hedge Providers and any unpaid termination payment not due to a Hedge Provider trigger event (as defined below), third, monthly interest plus any previously unpaid interest to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (pro-rata among the classes in each group), generally from interest collected in the related loan group, fourth, monthly interest plus any previously unpaid interest to the Class M-1 Certificates, fifth, monthly interest plus any previously unpaid interest to the Class M-2 Certificates, sixth, monthly interest plus any previously unpaid interest to the Class M-3 Certificates, seventh, monthly interest plus any previously unpaid interest to the Class M-4 Certificates, eighth, monthly interest plus any previously unpaid interest to the Class M-5 Certificates, ninth, monthly interest plus any previously unpaid interest to the Class M-6 Certificates, tenth, monthly interest plus any previously unpaid interest to the Class M-7 Certificates, eleventh, monthly interest plus any previously unpaid interest to the Class M-8 Certificates, twelfth, monthly interest plus any previously unpaid interest to the Class M-9 Certificates, thirteenth, monthly interest plus any previously unpaid interest to the Class M-10 Certificates, fourteenth, monthly interest plus any previously unpaid interest to the Class M-11 Certificates and fifteenth, monthly interest plus any previously unpaid interest to the Class M-12 Certificates. Any remaining interest funds will be distributed as part of Excess Cashflow pursuant to 2) and 3) below.

2)      Principal funds (including any amounts required to be taken from Excess Cashflow to the extent necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount), as follows: monthly principal to the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, generally based on principal collected in the related loan group, as described under “Principal Paydown”, then monthly principal sequentially, to the Class M-1 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-2 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-3 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-4 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-5 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-6 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-7 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-8 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-9 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-10 Certificates as described under “Principal Paydown,” then monthly principal to the Class M-11 Certificates as described under “Principal Paydown” and then monthly principal to the Class M-12 Certificates as described under “Principal Paydown.”

3) Any remaining Excess Cashflow to be deposited in the Supplemental Interest Trust.

11

Principal Paydown:	The related share of principal allocable to the Group II Certificates will be distributed as follows: first to the Class A-2A Certificates until its certificate principal balance is reduced to zero, second, to the Class A-2B Certificates until its certificate principal balance is reduced to zero, third, to the Class A-2C Certificates until its certificate principal balance is reduced to zero and fourth, to the Class A-2D Certificates until its certificate principal balance is reduced to zero. However, if all of the Subordinate Certificates are written down to zero, the related share of the principal allocable to the Group II Certificates will be distributed pro rata, based on current certificate principal balance until their certificate principal balances are paid to zero.

Prior to the Crossover Date or if a Trigger Event is in effect, 100% of principal (including Excess Cashflow used to pay principal) will be paid to the Group I and Group II Certificates generally pro-rata, based on the principal collected in the related loan group, provided, however, that if the Group I and Group II Certificates have been retired, principal will be applied sequentially in the following order of priority: (1) Class M-1 Certificates, (2) Class M-2 Certificates, (3) Class M-3 Certificates, (4) Class M-4 Certificates, (5) Class M-5 Certificates, (6) Class M-6 Certificates, (7) Class M-7 Certificates, (8) Class M-8 Certificates, (9) Class M-9 Certificates , (10) Class M-10 Certificates , (11) Class M-11 Certificates and (12) Class M-12 Certificates.

On or after the Crossover Date and if a Trigger Event is not in effect, the Certificates will be entitled to receive payments of principal (including Excess Cashflow used to pay principal) in the following order of priority: first to the Group I and Group II Certificates, generally pro-rata based on the principal collected in the related loan group, such that the Class A Certificates will have at least 32.90% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 will have at least 24.20% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 will have at least 18.50% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 15.40% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 12.50% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 9.90% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 8.30% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 6.70% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 5.50% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 4.00% credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 3.00% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 2.00% credit enhancement and thirteenth to the Class M-12 Certificates such that the Class M-12 Certificates will have at least 1.00% credit enhancement (subject, in each case, to any overcollateralization floors), in each case until the related certificate principal balance is reduced to zero.

12

Supplemental Interest Trust:	Funds deposited into the Supplemental Interest Trust on a Distribution Date will include:

(i) the cap fixed rate payments owed to the Hedge Providers for such Distribution Date,

(ii) any cap floating rate payments received from the Hedge Providers for such Distribution Date, and

(iii) Excess Cashflow deposited therein pursuant to 3) of “Priority of Distributions.”

Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

1)      To the Hedge Providers, any unpaid termination payment due to a Hedge Provider that is not due to an event of default or termination event with respect to which that Hedge Provider is the defaulting party or affected party (any such event a “Hedge Provider trigger event”).

2) To the Hedge Providers, cap fixed rate payments owed for such Distribution Date, if any.

3)      The amount necessary, if any, to increase the Overcollateralization Amount to the Required Overcollateralization Amount, after taking into account any Excess Cashflow previously applied to such purpose on such Distribution Date.

4) Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Certificates (excluding any such Certificates owned by NovaStar or an affiliate) based on certificate principal balance.

5) To the Hedge Providers, any unpaid termination payment due to any Hedge Provider as a result of a Hedge Provider trigger event.

6) To the holders of the non-offered residual certificates, any remaining amounts.

13

NovaStar Mortgage Loan Funding Trust, Series 2006-4

Aggregate Initial Mortgage Loans

			Minimum	Maximum
Scheduled Principal Balance	$1,025,357,441		$9,284	$1,316,758
Average Scheduled Principal Balance	$161,856
Number of Mortgage Loans	6,335

Weighted Average Gross Coupon	9.266%		6.000%	13.750%
Weighted Average FICO Score	616		405	821
Weighted Average Original LTV	83.02%		13.27%	100.00%

Weighted Average Original Term	348 months		120 months	360 months
Weighted Average Stated Remaining Term	345 months		38 months	360 months
Weighted Average Seasoning	4 months		0 months	114 months

Weighted Average Gross Margin	5.746%		3.750%	8.500%
Weighted Average Minimum Interest Rate	9.152%		6.150%	12.990%
Weighted Average Maximum Interest Rate	16.149%		13.150%	19.990%
Weighted Average Initial Rate Cap	3.000%		2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%		1.000%	2.000%
Weighted Average Months to Roll	23 months		1 months	60 months

Maturity Date			Oct 1 2009	Aug 1 2036
Maximum Zip Code Concentration	0.25%	06606

ARM	80.11%	Purchase		41.87%
Fixed Rate Loan	19.89%	Refinance - Rate Term		3.68%
		Refinance - Cashout		54.14%
ARM - 2 Year/6 Month	49.36%	Construction/Permanent		0.31%
ARM - 3 Year/6 Month	1.01%
ARM - 5 Year/6 Month	0.25%	Single Family Residence		71.55%
ARM - 5 Year/1 Year	0.02%	Condo		7.07%
ARM - 2 Year/6 Month - IO	10.73%	PUD		16.12%
ARM - 3 Year/6 Month - IO	0.21%	Manufactured Housing		0.31%
ARM - 5 Year/6 Month - IO	0.14%	Multi-Unit		4.95%
ARM - 2 Year/6 Month - 30/40 Balloon	18.21%
ARM - 3 Year/6 Month - 30/40 Balloon	0.11%	Primary		91.41%
ARM - 5 Year/6 Month - 30/40 Balloon	0.06%	Second Home		5.34%
Fixed Rate	12.64%	Investment		3.25%
Balloon - 15/30	5.41%
Balloon - 30/40	1.55%	Top 5 States:
Fixed Rate IO	0.29%	Florida		22.92%
		California		10.52%
Interest Only	11.37%	Maryland		6.26%
Not Interest Only	88.63%	New Jersey		4.05%
		Virginia		3.93%
Prepay Penalty: N/A	38.14%
Prepay Penalty: 12 months	0.23%	Top 5 Zips:
Prepay Penalty: 24 months	31.03%	06606		0.25%
Prepay Penalty: 36 months	28.60%	22193		0.25%
Prepay Penalty: 60 months	2.00%	20886		0.24%
		20784		0.23%
First Lien	95.25%	33139		0.23%
Second Lien	4.75%
		Top 5 Cities:
Full Documentation	46.59%	Miami		2.97%
Limited Documentation	1.29%	Orlando		1.61%
No Income/No Asset	2.65%	Phoenix		0.93%
No Documentation	6.41%	Jacksonville		0.91%
Stated Income	43.06%	Los Angeles		0.88%

14

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	718	$26,081,773.09	2.54%	11.184%	194	93.83%	632
50,000.01 - 100,000.00	1,373	$105,095,557.38	10.25%	10.148%	294	84.78%	607
100,000.01 - 150,000.00	1,609	$200,439,895.09	19.55%	9.383%	346	82.79%	603
150,000.01 - 200,000.00	1,015	$176,308,906.12	17.19%	9.086%	356	81.59%	610
200,000.01 - 250,000.00	559	$124,906,577.66	12.18%	9.084%	358	82.16%	615
250,000.01 - 300,000.00	377	$103,358,012.68	10.08%	9.080%	356	82.89%	614
300,000.01 - 350,000.00	235	$75,928,951.10	7.41%	8.946%	358	82.14%	619
350,000.01 - 400,000.00	160	$59,774,172.37	5.83%	8.936%	359	82.53%	631
400,000.01 - 450,000.00	111	$47,218,094.73	4.61%	8.904%	359	83.57%	634
450,000.01 - 500,000.00	60	$28,548,308.75	2.78%	9.003%	359	82.52%	624
500,000.01 - 550,000.00	39	$20,501,351.14	2.00%	8.688%	359	84.69%	638
550,000.01 - 600,000.00	26	$14,937,670.15	1.46%	9.219%	359	82.60%	643
600,000.01 - 650,000.00	12	$7,556,703.77	0.74%	9.084%	359	84.93%	651
650,000.01 - 700,000.00	7	$4,772,763.12	0.47%	8.867%	359	84.71%	653
700,000.01 - 750,000.00	9	$6,478,600.79	0.63%	8.618%	359	85.86%	667
750,000.01 - 800,000.00	8	$6,206,462.76	0.61%	9.171%	359	85.68%	664
800,000.01 - 850,000.00	2	$1,633,629.79	0.16%	8.259%	358	73.80%	630
850,000.01 - 900,000.00	2	$1,729,323.74	0.17%	9.785%	358	97.53%	684
900,000.01 - 950,000.00	3	$2,804,902.91	0.27%	10.031%	360	94.00%	700
950,000.01 - 1,000,000.00	4	$3,989,240.95	0.39%	8.231%	359	72.73%	615
1,050,000.01 - 1,100,000.00	2	$2,198,007.29	0.21%	8.887%	359	87.78%	693
1,150,000.01 - 1,200,000.00	3	$3,571,777.66	0.35%	9.482%	359	66.52%	586
1,300,000.01 - 1,350,000.00	1	$1,316,757.54	0.13%	8.850%	359	85.00%	604

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	4	$721,226.60	0.07%	6.233%	348	70.67%	628
6.500 - 6.999	40	$9,818,228.53	0.96%	6.842%	360	73.49%	643
7.000 - 7.499	135	$30,830,989.75	3.01%	7.308%	358	74.55%	647
7.500 - 7.999	669	$142,039,119.32	13.85%	7.799%	357	77.30%	637
8.000 - 8.499	627	$118,195,939.44	11.53%	8.272%	355	78.70%	637
8.500 - 8.999	1,073	$200,682,280.67	19.57%	8.765%	356	80.97%	622
9.000 - 9.499	558	$105,384,948.35	10.28%	9.259%	355	83.24%	614
9.500 - 9.999	977	$167,829,936.80	16.37%	9.770%	348	85.58%	603
10.000 - 10.499	429	$64,501,700.86	6.29%	10.252%	342	86.28%	590
10.500 - 10.999	673	$92,290,270.75	9.00%	10.737%	334	88.39%	590
11.000 - 11.499	348	$32,505,248.32	3.17%	11.227%	298	90.70%	587
11.500 - 11.999	450	$38,745,551.26	3.78%	11.744%	284	92.86%	594
12.000 - 12.499	198	$12,428,981.15	1.21%	12.211%	223	96.97%	630
12.500 - 12.999	144	$8,839,846.60	0.86%	12.780%	227	97.72%	624
13.000 - 13.499	9	$476,572.18	0.05%	13.000%	199	100.00%	667
13.500 - 13.999	1	$66,600.00	0.01%	13.750%	360	90.00%	527

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

15

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 399	2	$210,585.65	0.02%	10.121%	173	82.41%	0
400 - 424	2	$264,553.83	0.03%	10.201%	289	79.99%	415
425 - 449	9	$733,712.12	0.07%	10.870%	236	82.72%	441
450 - 474	42	$3,195,855.58	0.31%	10.608%	264	84.13%	466
475 - 499	154	$21,313,777.59	2.08%	9.823%	343	76.57%	493
500 - 524	416	$62,888,856.14	6.13%	9.926%	344	78.81%	515
525 - 549	642	$103,005,815.24	10.05%	9.731%	350	80.17%	538
550 - 574	800	$122,061,590.96	11.90%	9.564%	349	82.01%	564
575 - 599	844	$136,603,771.83	13.32%	9.314%	349	82.73%	588
600 - 624	797	$135,225,130.18	13.19%	9.056%	348	82.98%	614
625 - 649	782	$134,081,351.50	13.08%	8.982%	345	83.91%	638
650 - 674	687	$110,355,779.52	10.76%	8.979%	339	84.70%	662
675 - 699	446	$73,791,760.93	7.20%	9.000%	338	85.70%	687
700 >=	712	$121,624,899.51	11.86%	9.000%	340	86.00%	739

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.00 - 49.99	95	$12,677,317.14	1.24%	8.604%	350	41.30%	580
50.00 - 54.99	65	$8,577,227.54	0.84%	8.739%	349	52.18%	587
55.00 - 59.99	70	$11,938,205.35	1.16%	8.647%	347	57.42%	589
60.00 - 64.99	152	$27,586,803.18	2.69%	8.629%	355	62.89%	585
65.00 - 69.99	237	$43,173,332.86	4.21%	8.578%	354	67.48%	584
70.00 - 74.99	300	$52,743,225.10	5.14%	8.748%	353	71.82%	586
75.00 - 79.99	472	$80,657,833.79	7.87%	9.006%	350	76.63%	588
80.00 - 80.00	1,578	$295,663,492.54	28.84%	8.665%	355	80.00%	640
80.01 - 84.99	174	$29,575,025.79	2.88%	8.980%	342	83.42%	608
85.00 - 89.99	507	$94,409,386.66	9.21%	9.447%	347	86.17%	590
90.00 - 94.99	1,040	$178,774,999.71	17.44%	9.660%	352	90.23%	603
95.00 - 99.99	549	$101,100,259.08	9.86%	9.875%	348	95.15%	628
100.00 - 100.00	1,096	$88,480,331.84	8.63%	10.993%	268	100.00%	661

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
120	3	$171,153.14	0.02%	8.079%	111	70.53%	643
180	1,121	$64,672,912.09	6.31%	11.023%	167	94.94%	642
240	19	$1,411,522.68	0.14%	9.336%	217	78.94%	597
300	2	$79,863.12	0.01%	10.851%	224	55.80%	554
360	5,190	$959,021,989.55	93.53%	9.147%	357	82.23%	614

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

16

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 60	1	$19,153.14	0.00%	8.125%	38	32.19%	801
61 - 120	176	$11,800,200.98	1.15%	10.199%	110	83.31%	578
121 - 180	956	$53,497,054.66	5.22%	11.195%	179	97.33%	655
181 - 240	12	$1,019,042.25	0.10%	8.712%	239	76.20%	613
241 - 300	401	$34,522,150.36	3.37%	10.691%	290	82.55%	577
301 - 360	4,789	$924,499,839.19	90.16%	9.090%	359	82.22%	616

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 0	2,975	$485,524,718.88	47.35%	9.207%	351	83.00%	620
1 - 6	2,759	$491,189,752.00	47.90%	9.198%	348	83.07%	616
7 - 12	2	$159,060.28	0.02%	10.233%	351	88.78%	536
13 - 18	3	$600,226.79	0.06%	9.233%	345	88.62%	556
19 - 24	1	$155,761.85	0.02%	7.100%	341	80.00%	472
31 - 36	4	$446,002.14	0.04%	9.377%	326	86.11%	539
37 - 42	1	$95,695.30	0.01%	8.600%	320	80.00%	667
43 - 48	2	$361,883.60	0.04%	11.141%	313	83.74%	513
49 - 54	1	$82,628.59	0.01%	9.400%	310	75.00%	729
61 - 66	193	$17,873,477.31	1.74%	10.493%	246	82.59%	580
67 - 72	186	$14,659,516.26	1.43%	10.818%	256	83.73%	574
73 - 78	144	$10,018,709.14	0.98%	10.571%	226	82.36%	573
79 - 84	46	$2,564,667.52	0.25%	10.170%	210	79.38%	564
85 - 90	2	$347,891.27	0.03%	11.768%	274	75.93%	533
91 - 96	6	$333,814.38	0.03%	10.108%	266	85.69%	662
97 - 102	5	$503,203.61	0.05%	10.018%	262	80.77%	654
103 - 108	4	$305,755.58	0.03%	7.869%	254	86.96%	609
109 - 114	1	$134,676.08	0.01%	10.000%	246	76.00%	546

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Fixed Rate	2,065	$203,939,168.45	19.89%	9.681%	295	84.95%	620
ARM	4,270	$821,418,272.13	80.11%	9.163%	357	82.54%	615

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Fixed Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Balloon - 15/30	962	$55,447,800.78	27.19%	11.213%	167	96.81%	645
Balloon - 30/40	84	$15,917,634.13	7.81%	8.784%	359	79.99%	617
Fixed Rate	1,007	$129,582,863.54	63.54%	9.164%	341	80.57%	609
Fixed Rate IO	12	$2,990,870.00	1.47%	8.444%	360	81.57%	657

Total:	2,065	$203,939,168.45	100.00%	9.681%	295	84.95%	620

17

Adjustable Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM - 2 Year/6 Month	2,963	$506,094,817.37	61.61%	9.442%	356	82.96%	605
ARM - 3 Year/6 Month	83	$10,365,099.46	1.26%	9.646%	335	78.63%	597
ARM - 5 Year/6 Month	10	$2,567,465.16	0.31%	8.169%	360	75.25%	641
ARM - 5 Year/1 Year	3	$243,200.82	0.03%	8.093%	255	84.89%	612
ARM - 2 Year/6 Month - IO	393	$110,013,781.31	13.39%	8.450%	359	81.97%	655
ARM - 3 Year/6 Month - IO	9	$2,173,140.00	0.26%	8.091%	360	82.31%	648
ARM - 5 Year/6 Month - IO	6	$1,405,750.00	0.17%	8.195%	359	75.04%	675
ARM - 2 Year/6 Month - 30/40 Balloon	793	$186,765,195.90	22.74%	8.844%	359	82.21%	618
ARM - 3 Year/6 Month - 30/40 Balloon	5	$1,151,660.03	0.14%	7.810%	359	75.92%	648
ARM - 5 Year/6 Month - 30/40 Balloon	5	$638,162.08	0.08%	8.858%	359	75.09%	619

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	5,915	$908,773,899.27	88.63%	9.372%	343	83.17%	611
Y	420	$116,583,541.31	11.37%	8.440%	359	81.89%	655

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	2,365	$391,020,705.19	38.14%	9.412%	345	83.59%	624
12	8	$2,354,853.22	0.23%	8.727%	342	81.07%	643
24	1,888	$318,174,038.88	31.03%	9.299%	348	82.54%	613
36	1,782	$293,279,437.22	28.60%	8.964%	349	82.83%	611
60	292	$20,528,406.07	2.00%	10.364%	209	82.82%	581

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1st Lien	5,413	$976,616,679.17	95.25%	9.157%	353	82.19%	614
2nd Lien	922	$48,740,761.41	4.75%	11.445%	182	99.67%	661

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

18

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	3,494	$477,665,283.42	46.59%	9.202%	343	82.83%	586
Stated Documentation	2,280	$441,570,088.05	43.06%	9.379%	346	82.83%	630
No Documentation	361	$65,752,411.91	6.41%	9.197%	350	85.40%	710
No Income/No Asset	127	$27,185,077.98	2.65%	8.828%	348	84.49%	698
Limited Documentation	73	$13,184,579.22	1.29%	9.074%	339	81.61%	593

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Refinance - Cashout	3,058	$555,173,315.73	54.14%	9.112%	351	80.33%	597
Purchase	2,962	$429,333,778.30	41.87%	9.473%	337	86.57%	642
Refinance - Rate Term	306	$37,722,249.72	3.68%	9.251%	334	82.90%	603
Construction/Permanent	9	$3,128,096.83	0.31%	8.316%	359	76.18%	648

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Single Family Residence	4,684	$733,684,556.10	71.55%	9.250%	345	82.70%	610
PUD	912	$165,269,290.84	16.12%	9.246%	345	83.56%	623
Condo	453	$72,471,905.70	7.07%	9.346%	343	84.71%	643
Multi-Unit	241	$50,784,425.73	4.95%	9.363%	346	83.49%	638
Manufactured Housing	45	$3,147,262.21	0.31%	10.664%	227	82.80%	576

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Primary	5,833	$937,325,700.78	91.41%	9.250%	344	83.02%	611
Second Home	274	$54,740,101.30	5.34%	9.380%	349	85.83%	678
Investment	228	$33,291,638.50	3.25%	9.520%	343	78.37%	662

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

19

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	79	$10,065,086.87	0.98%	9.634%	350	86.87%	598
Alaska	3	$761,000.47	0.07%	8.984%	337	92.04%	625
Arizona	180	$35,322,862.19	3.44%	9.339%	348	81.86%	624
Arkansas	72	$7,215,185.66	0.70%	9.931%	329	85.87%	595
California	387	$107,817,698.52	10.52%	8.707%	344	81.22%	631
Colorado	53	$7,848,263.32	0.77%	9.169%	340	83.93%	599
Connecticut	160	$30,359,703.76	2.96%	9.401%	347	83.63%	616
Delaware	25	$4,276,264.97	0.42%	9.491%	345	84.76%	606
District of Columbia	26	$6,474,639.69	0.63%	9.117%	344	79.23%	636
Florida	1,326	$234,998,383.82	22.92%	9.122%	348	82.42%	627
Georgia	208	$28,491,770.48	2.78%	9.761%	345	84.69%	605
Hawaii	1	$182,000.00	0.02%	9.650%	360	50.00%	621
Idaho	46	$6,475,157.57	0.63%	8.652%	352	81.49%	603
Illinois	101	$16,609,564.21	1.62%	9.332%	351	83.82%	603
Indiana	82	$7,305,570.62	0.71%	10.018%	300	86.62%	605
Iowa	18	$1,996,105.23	0.19%	9.981%	341	86.72%	582
Kansas	35	$3,645,178.25	0.36%	10.149%	340	88.29%	593
Kentucky	78	$7,342,053.30	0.72%	9.519%	318	83.69%	588
Louisiana	114	$13,469,903.79	1.31%	9.509%	354	85.03%	601
Maine	39	$6,315,849.28	0.62%	9.615%	357	85.67%	593
Maryland	315	$64,168,542.17	6.26%	8.980%	346	80.93%	615
Massachusetts	140	$30,828,629.09	3.01%	9.366%	353	83.51%	602
Michigan	273	$28,947,950.81	2.82%	9.893%	335	84.87%	594
Minnesota	85	$12,489,495.06	1.22%	9.441%	342	87.11%	610
Mississippi	52	$4,845,611.23	0.47%	9.768%	309	87.55%	599
Missouri	145	$15,123,231.01	1.47%	9.525%	337	83.92%	603
Montana	3	$405,034.90	0.04%	8.385%	336	80.48%	714
Nebraska	10	$1,158,639.85	0.11%	10.325%	336	80.16%	586
Nevada	71	$12,718,985.52	1.24%	8.931%	338	82.12%	635
New Hampshire	24	$4,968,468.62	0.48%	9.597%	357	77.16%	581
New Jersey	182	$41,506,719.37	4.05%	9.205%	353	80.70%	608
New Mexico	18	$2,438,017.94	0.24%	10.180%	337	84.15%	578
New York	129	$30,477,804.68	2.97%	9.020%	353	83.07%	623
North Carolina	317	$38,176,083.03	3.72%	9.652%	345	83.44%	609
North Dakota	1	$122,900.00	0.01%	9.450%	360	100.00%	622
Ohio	205	$20,561,257.69	2.01%	9.750%	328	85.31%	604
Oklahoma	29	$2,442,554.08	0.24%	9.805%	312	81.88%	601
Oregon	18	$2,727,551.42	0.27%	9.486%	320	83.82%	613
Pennsylvania	199	$26,336,815.63	2.57%	9.490%	348	82.55%	607
Rhode Island	14	$3,098,548.14	0.30%	9.510%	348	87.78%	597
South Carolina	187	$22,993,937.05	2.24%	9.433%	349	86.02%	603
South Dakota	2	$168,650.00	0.02%	9.269%	360	94.96%	718
Tennessee	190	$18,789,520.39	1.83%	9.586%	325	86.35%	602
Texas	302	$34,364,458.19	3.35%	9.566%	339	85.97%	608
Utah	52	$8,156,530.68	0.80%	9.120%	345	83.13%	651
Vermont	7	$786,645.33	0.08%	9.629%	360	80.66%	593
Virginia	208	$40,288,498.93	3.93%	9.111%	344	81.84%	628
Washington	62	$11,132,753.46	1.09%	9.005%	334	83.65%	621
West Virginia	16	$2,224,857.89	0.22%	10.052%	348	86.53%	598
Wisconsin	39	$4,585,475.30	0.45%	10.006%	354	86.05%	581
Wyoming	7	$1,351,031.12	0.13%	9.800%	353	76.97%	599

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

20

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.500 - 3.999	10	$1,221,190.53	0.15%	7.644%	320	72.68%	641
4.000 - 4.499	78	$12,953,690.93	1.58%	7.791%	356	73.48%	674
4.500 - 4.999	552	$117,250,435.90	14.27%	8.186%	358	78.43%	683
5.000 - 5.499	820	$164,170,920.23	19.99%	8.421%	357	78.73%	634
5.500 - 5.999	1,139	$219,001,919.83	26.66%	9.105%	356	83.22%	611
6.000 - 6.499	945	$177,705,179.55	21.63%	9.829%	356	86.77%	592
6.500 - 6.999	445	$83,131,722.94	10.12%	10.340%	357	86.19%	562
7.000 - 7.499	258	$41,276,213.63	5.02%	10.386%	359	83.16%	552
7.500 - 7.999	20	$4,095,807.98	0.50%	9.456%	354	84.88%	642
8.000 - 8.499	2	$557,453.21	0.07%	10.651%	356	84.96%	535
8.500 - 8.999	1	$53,737.40	0.01%	10.000%	266	80.00%	599

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	3	$685,959.92	0.08%	6.244%	360	70.19%	629
6.500 - 6.999	40	$9,818,228.53	1.20%	6.842%	360	73.49%	643
7.000 - 7.499	115	$27,553,981.01	3.35%	7.306%	359	74.32%	644
7.500 - 7.999	525	$116,507,277.90	14.18%	7.805%	359	78.06%	636
8.000 - 8.499	459	$93,625,599.63	11.40%	8.283%	359	78.66%	642
8.500 - 8.999	850	$168,529,842.25	20.52%	8.781%	358	81.10%	626
9.000 - 9.499	452	$93,216,886.10	11.35%	9.278%	358	83.34%	615
9.500 - 9.999	750	$143,011,199.22	17.41%	9.792%	356	85.36%	602
10.000 - 10.499	286	$49,469,269.49	6.02%	10.271%	356	87.19%	586
10.500 - 10.999	452	$74,891,095.93	9.12%	10.754%	352	87.96%	584
11.000 - 11.499	131	$17,523,294.36	2.13%	11.222%	349	89.05%	564
11.500 - 11.999	167	$21,675,377.56	2.64%	11.673%	344	90.51%	563
12.000 - 12.499	20	$2,419,994.04	0.29%	12.086%	351	93.26%	574
12.500 - 12.999	20	$2,490,266.19	0.30%	12.692%	346	94.04%	558

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

21

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
13.000 - 13.499	3	$685,959.92	0.08%	6.244%	360	70.19%	629
13.500 - 13.999	42	$10,405,259.39	1.27%	6.900%	360	73.81%	638
14.000 - 14.499	119	$28,240,459.47	3.44%	7.328%	359	74.22%	643
14.500 - 14.999	525	$116,178,525.65	14.14%	7.806%	359	78.07%	636
15.000 - 15.499	457	$93,632,871.66	11.40%	8.289%	359	78.73%	642
15.500 - 15.999	850	$168,440,583.51	20.51%	8.782%	358	81.09%	626
16.000 - 16.499	450	$92,523,135.61	11.26%	9.279%	358	83.36%	614
16.500 - 16.999	748	$142,842,179.35	17.39%	9.792%	356	85.38%	602
17.000 - 17.499	286	$49,469,269.49	6.02%	10.271%	356	87.19%	586
17.500 - 17.999	452	$74,891,095.93	9.12%	10.754%	352	87.96%	584
18.000 - 18.499	131	$17,523,294.36	2.13%	11.222%	349	89.05%	564
18.500 - 18.999	167	$21,675,377.56	2.64%	11.673%	344	90.51%	563
19.000 - 19.499	20	$2,419,994.04	0.29%	12.086%	351	93.26%	574
19.500 - 19.999	20	$2,490,266.19	0.30%	12.692%	346	94.04%	558

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2	3	$243,200.82	0.03%	8.093%	255	84.89%	612
3	4,267	$821,175,071.31	99.97%	9.163%	357	82.54%	615

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	4,267	$821,175,071.31	99.97%	9.163%	357	82.54%	615
2	3	$243,200.82	0.03%	8.093%	255	84.89%	612

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

22

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2006-09	62	$5,558,315.86	0.68%	10.455%	290	83.58%	577
2006-10	68	$6,665,408.24	0.81%	10.502%	294	82.08%	571
2006-11	66	$6,001,778.57	0.73%	10.815%	293	81.31%	566
2006-12	42	$3,610,762.13	0.44%	10.864%	288	83.92%	562
2007-01	57	$4,627,577.62	0.56%	10.975%	290	83.25%	559
2007-02	45	$4,089,283.13	0.50%	10.714%	288	84.11%	581
2007-04	1	$392,518.46	0.05%	9.250%	344	90.00%	558
2007-07	1	$115,704.04	0.01%	9.400%	347	82.86%	531
2007-08	1	$68,404.73	0.01%	8.750%	252	90.00%	553
2007-09	1	$74,260.29	0.01%	8.900%	349	88.00%	547
2008-01	1	$84,799.99	0.01%	11.400%	353	89.47%	527
2008-03	3	$509,319.16	0.06%	9.316%	355	83.21%	642
2008-04	10	$2,459,995.76	0.30%	9.313%	356	80.01%	552
2008-05	30	$6,826,340.60	0.83%	9.698%	357	86.52%	589
2008-06	317	$66,888,937.85	8.14%	9.057%	358	81.98%	615
2008-07	1,533	$315,881,206.63	38.46%	9.074%	359	82.41%	615
2008-08	1,957	$382,836,811.43	46.61%	9.145%	360	82.87%	619
2009-02	1	$332,573.57	0.04%	11.700%	354	85.00%	534
2009-06	6	$1,153,380.48	0.14%	8.216%	358	81.39%	668
2009-07	23	$4,290,916.35	0.52%	8.685%	359	78.57%	607
2009-08	24	$4,338,600.00	0.53%	8.487%	360	76.12%	627
2011-04	1	$91,820.63	0.01%	9.600%	356	80.00%	584
2011-07	11	$1,762,656.61	0.21%	8.470%	359	77.02%	647
2011-08	9	$2,756,900.00	0.34%	8.102%	360	73.82%	651

Total:	4,270	$821,418,272.13	100.00%	9.163%	357	82.54%	615

Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
A	171	$14,215,403.50	1.39%	10.514%	256	81.57%	573
Alt A	1,309	$222,434,536.48	21.69%	8.882%	341	84.67%	686
AA	113	$9,472,952.21	0.92%	10.391%	235	82.50%	567
AAA	117	$8,643,682.08	0.84%	9.949%	231	82.16%	618
A-	73	$5,631,322.67	0.55%	10.777%	259	81.97%	567
B	41	$3,523,732.05	0.34%	11.243%	265	80.13%	553
C	21	$1,562,368.67	0.15%	11.332%	258	76.93%	567
C-	1	$38,952.24	0.00%	12.375%	161	70.00%	484
M1	3,182	$520,388,368.08	50.75%	9.178%	349	84.09%	610
M2	972	$186,194,744.15	18.16%	9.528%	358	81.52%	574
M3	147	$26,497,649.43	2.58%	9.674%	358	71.40%	553
M4	133	$22,484,186.08	2.19%	9.704%	359	68.97%	559
Fico Enhanced	54	$4,186,914.35	0.41%	11.367%	211	93.33%	554
NSFICO	1	$82,628.59	0.01%	9.400%	310	75.00%	729

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

23

IO Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	5,915	$908,773,899.27	88.63%	9.372%	343	83.17%	611
60	402	$112,186,921.31	10.94%	8.443%	359	81.98%	655
120	18	$4,396,620.00	0.43%	8.364%	360	79.48%	662

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

MI Company	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Mtge Guaranty Insurance Corp.	3,112	$617,257,273.77	60.20%	9.063%	358	84.16%	619
No Insurance	2,662	$362,959,510.95	35.40%	9.443%	334	81.05%	617
PMI	555	$44,697,635.53	4.36%	10.623%	244	83.31%	575
Radian Guaranty	6	$443,020.33	0.04%	9.911%	265	85.63%	653

Total:	6,335	$1,025,357,440.58	100.00%	9.266%	345	83.02%	616

24

NovaStar Mortgage Loan Funding Trust, Series 2006-4

Group 1 Initial Mortgage Loans

			Minimum	Maximum
Scheduled Principal Balance	$599,118,333		$15,371	$569,500
Average Scheduled Principal Balance	$160,364
Number of Mortgage Loans	3,736

Weighted Average Gross Coupon	9.150%		6.150%	13.750%
Weighted Average FICO Score	604		474	821
Weighted Average Original LTV	81.43%		13.27%	100.00%

Weighted Average Original Term	356 months		120 months	360 months
Weighted Average Stated Remaining Term	355 months		120 months	360 months
Weighted Average Seasoning	1 months		0 months	11 months

Weighted Average Gross Margin	5.834%		3.800%	8.000%
Weighted Average Minimum Interest Rate	9.154%		6.150%	12.950%
Weighted Average Maximum Interest Rate	16.151%		13.150%	19.950%
Weighted Average Initial Rate Cap	3.000%		3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%		1.000%	1.000%
Weighted Average Months to Roll	24 months		13 months	60 months

Maturity Date			Aug 1 2016	Aug 1 2036
Maximum Zip Code Concentration	0.35%	06606

% ARMs	78.99%	Cash Out Refinance		73.94%
% Fixed Rate	21.01%	Purchase		20.90%
		Rate/Term Refinance		5.10%
		Construction/Permanent		0.06%
Balloon - 15/30	1.26%
Balloon - 30/40	2.13%	Single Family Residence		76.35%
ARM - 2 Year/6 Month	51.01%	Condo		5.39%
ARM - 3 Year/6 Month	0.91%	PUD		13.24%
ARM - 5 Year/6 Month	0.18%	Multi-Unit		5.02%
ARM - 2 Year/6 Month – IO	7.30%
ARM - 3 Year/6 Month – IO	0.18%	Primary		89.09%
ARM - 5 Year/6 Month – IO	0.18%	Second Home		6.30%
ARM - 2 Year/6 Month - 30/40 Balloon	18.96%	Investment		4.61%
ARM - 3 Year/6 Month - 30/40 Balloon	0.15%
ARM - 5 Year/6 Month - 30/40 Balloon	0.11%	Top 5 States:
Fixed Rate	17.43%	Florida		22.24%
Fixed Rate IO	0.20%	California		7.17%
		Maryland		6.97%
Interest Only	7.86%	New Jersey		4.63%
Not Interest Only	92.14%	North Carolina		4.04%

Prepay Penalty: N/A	38.86%	Top 5 Zips:
Prepay Penalty: 12 months	0.17%	06606		0.35%
Prepay Penalty: 24 months	27.89%	20747		0.33%
Prepay Penalty: 36 months	33.08%	20784		0.33%
		20744		0.30%
First Lien	98.73%	20886		0.28%
Second Lien	1.27%
		Top 5 Cities:
Full Documentation	51.88%	Miami		2.21%
Limited Documentation	1.11%	Orlando		1.60%
No Income/No Asset	2.39%	Jacksonville		1.00%
No Documentation	5.13%	Tampa		0.92%
Stated Documentation	39.49%	Phoenix		0.89%

25

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	188	$6,233,688.05	1.04%	11.182%	204	95.07%	633
50,000.01 - 100,000.00	713	$57,194,354.79	9.55%	9.571%	346	80.45%	599
100,000.01 - 150,000.00	1,146	$143,008,672.60	23.87%	9.266%	357	81.46%	598
150,000.01 - 200,000.00	732	$127,197,411.30	21.23%	9.054%	359	80.88%	603
200,000.01 - 250,000.00	403	$90,086,400.52	15.04%	9.011%	359	81.13%	609
250,000.01 - 300,000.00	252	$68,867,396.39	11.49%	9.073%	356	81.99%	604
300,000.01 - 350,000.00	164	$52,873,827.32	8.83%	8.941%	358	81.20%	607
350,000.01 - 400,000.00	99	$36,823,911.73	6.15%	8.890%	360	81.41%	618
400,000.01 - 450,000.00	31	$12,803,356.80	2.14%	8.993%	359	83.95%	615
450,000.01 - 500,000.00	4	$1,911,897.73	0.32%	8.989%	359	78.04%	580
500,000.01 - 550,000.00	3	$1,547,915.28	0.26%	8.807%	359	89.35%	656
550,000.01 - 600,000.00	1	$569,500.00	0.10%	9.200%	360	85.00%	634

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	3	$685,959.92	0.11%	6.244%	360	70.19%	629
6.500 - 6.999	32	$7,002,786.93	1.17%	6.808%	360	71.50%	626
7.000 - 7.499	96	$18,209,430.59	3.04%	7.319%	358	72.14%	649
7.500 - 7.999	470	$87,547,903.99	14.61%	7.789%	357	75.54%	628
8.000 - 8.499	421	$71,089,190.98	11.87%	8.281%	356	77.65%	622
8.500 - 8.999	727	$121,318,959.45	20.25%	8.771%	357	80.89%	611
9.000 - 9.499	388	$66,352,838.13	11.08%	9.266%	359	81.82%	601
9.500 - 9.999	638	$103,260,735.67	17.24%	9.777%	357	84.46%	589
10.000 - 10.499	254	$41,164,300.44	6.87%	10.260%	357	85.48%	581
10.500 - 10.999	337	$48,914,247.43	8.16%	10.739%	353	86.81%	576
11.000 - 11.499	136	$14,536,034.00	2.43%	11.228%	341	90.03%	574
11.500 - 11.999	150	$14,241,002.83	2.38%	11.733%	333	90.69%	576
12.000 - 12.499	51	$2,980,292.28	0.50%	12.173%	292	96.18%	601
12.500 - 12.999	32	$1,748,049.87	0.29%	12.775%	284	97.48%	581
13.500 - 13.999	1	$66,600.00	0.01%	13.750%	360	90.00%	527

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

26

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
451 - 475	1	$83,610.00	0.01%	11.600%	360	89.90%	474
476 - 500	91	$14,947,370.57	2.49%	9.577%	359	75.28%	494
501 - 525	291	$45,302,376.50	7.56%	9.775%	357	77.75%	515
526 - 550	476	$77,423,280.44	12.92%	9.672%	358	78.67%	538
551 - 575	519	$79,179,642.85	13.22%	9.411%	356	80.52%	563
576 - 600	549	$86,149,484.10	14.38%	9.192%	356	81.59%	588
601 - 625	507	$83,346,467.18	13.91%	8.888%	355	82.01%	614
626 - 650	453	$78,176,081.69	13.05%	8.837%	356	82.91%	637
651 - 675	348	$53,620,456.94	8.95%	8.759%	353	83.46%	663
676 - 700	219	$35,243,433.05	5.88%	8.845%	348	85.00%	687
701 >=	282	$45,646,129.19	7.62%	8.675%	355	84.36%	739

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.00 - 49.99	84	$10,818,364.55	1.81%	8.564%	353	41.28%	580
50.00 - 54.99	54	$6,777,173.81	1.13%	8.590%	357	52.24%	598
55.00 - 59.99	59	$9,874,475.42	1.65%	8.574%	353	57.65%	587
60.00 - 64.99	125	$21,976,986.82	3.67%	8.489%	359	62.84%	589
65.00 - 69.99	212	$36,188,571.54	6.04%	8.602%	355	67.47%	578
70.00 - 74.99	250	$44,180,241.87	7.37%	8.682%	358	71.83%	583
75.00 - 79.99	355	$61,103,930.42	10.20%	8.950%	357	76.47%	581
80.00 - 80.00	747	$121,619,749.61	20.30%	8.741%	358	80.00%	627
80.01 - 84.99	127	$21,216,573.51	3.54%	8.691%	354	83.21%	608
85.00 - 89.99	327	$60,494,051.33	10.10%	9.314%	357	86.24%	590
90.00 - 94.99	708	$118,080,090.99	19.71%	9.562%	359	90.25%	603
95.00 - 99.99	346	$60,555,073.96	10.11%	9.848%	357	95.08%	622
100.00 - 100.00	342	$26,233,048.68	4.38%	10.737%	310	100.00%	653

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Original LTV (%)	Weighted Average FICO
120	2	$152,000.00	0.03%	8.073%	120	75.37%	623
180	245	$12,475,665.23	2.08%	10.407%	179	90.40%	631
240	10	$939,179.13	0.16%	8.530%	240	77.93%	618
360	3,479	$585,551,488.15	97.74%	9.124%	359	81.25%	604

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

27

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
61 - 120	2	$152,000.00	0.03%	8.073%	120	75.37%	623
121 - 180	245	$12,475,665.23	2.08%	10.407%	179	90.40%	631
181 - 240	10	$939,179.13	0.16%	8.530%	240	77.93%	618
301 - 360	3,479	$585,551,488.15	97.74%	9.124%	359	81.25%	604

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 0	1,960	$302,425,848.35	50.48%	9.116%	356	81.05%	608
1 - 6	1,774	$296,533,423.88	49.49%	9.184%	355	81.82%	601
7 - 12	2	$159,060.28	0.03%	10.233%	351	88.78%	536

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Fixed Rate	1,013	$125,866,354.02	21.01%	9.134%	340	80.97%	610
ARM	2,723	$473,251,978.49	78.99%	9.154%	359	81.56%	603

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Fixed Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Balloon - 15/30	183	$7,519,309.78	5.97%	11.236%	179	98.63%	639
Balloon - 30/40	74	$12,747,350.11	10.13%	8.762%	360	80.48%	621
Fixed Rate	748	$104,413,544.13	82.96%	9.038%	349	79.77%	606
Fixed Rate IO	8	$1,186,150.00	0.94%	8.265%	360	79.40%	654

Total:	1,013	$125,866,354.02	100.00%	9.134%	340	80.97%	610

28

Adjustable Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM - 2 Year/6 Month	1,916	$305,639,726.81	64.58%	9.366%	359	81.50%	593
ARM - 3 Year/6 Month	32	$5,460,077.30	1.15%	9.162%	359	76.12%	599
ARM - 5 Year/6 Month	6	$1,100,114.98	0.23%	7.999%	360	66.01%	624
ARM - 2 Year/6 Month - IO	195	$43,755,357.42	9.25%	8.537%	360	81.72%	655
ARM - 3 Year/6 Month - IO	5	$1,066,100.00	0.23%	8.100%	360	84.71%	667
ARM - 5 Year/6 Month - IO	5	$1,085,750.00	0.23%	8.017%	359	73.58%	677
ARM - 2 Year/6 Month - 30/40 Balloon	555	$113,609,356.79	24.01%	8.865%	359	82.19%	608
ARM - 3 Year/6 Month - 30/40 Balloon	4	$897,333.11	0.19%	7.759%	359	74.76%	643
ARM - 5 Year/6 Month - 30/40 Balloon	5	$638,162.08	0.13%	8.858%	359	75.09%	619

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	3,523	$552,024,975.09	92.14%	9.204%	355	81.42%	600
Y	213	$47,093,357.42	7.86%	8.509%	360	81.54%	656

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	1,436	$232,832,888.00	38.86%	9.296%	354	81.62%	609
12	4	$1,029,903.22	0.17%	8.952%	359	78.77%	594
24	1,039	$167,064,236.10	27.89%	9.241%	358	81.20%	599
36	1,257	$198,191,305.19	33.08%	8.903%	356	81.42%	603

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1st Lien	3,529	$591,502,461.65	98.73%	9.121%	358	81.20%	604
2nd Lien	207	$7,615,870.86	1.27%	11.407%	183	99.81%	644

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

29

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	2,157	$310,800,237.43	51.88%	9.054%	355	81.47%	582
Stated Documentation	1,303	$236,584,311.32	39.49%	9.335%	355	81.09%	618
No Documentation	167	$30,746,583.96	5.13%	8.971%	357	82.85%	688
No Income/No Asset	74	$14,322,186.12	2.39%	8.718%	359	83.62%	687
Limited Documentation	35	$6,665,013.68	1.11%	8.828%	359	80.56%	582

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Refinance - Cashout	2,473	$442,965,411.06	73.94%	9.041%	357	79.89%	595
Purchase	1,037	$125,231,549.79	20.90%	9.556%	349	86.44%	638
Refinance - Rate Term	223	$30,552,112.20	5.10%	9.059%	355	83.23%	607
Construction/Permanent	3	$369,259.46	0.06%	9.430%	359	81.20%	550

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Single Family Residence	2,948	$457,452,905.53	76.35%	9.151%	356	81.29%	600
PUD	426	$79,301,496.10	13.24%	9.050%	355	81.69%	612
Condo	223	$32,266,797.76	5.39%	9.366%	352	83.52%	630
Multi-Unit	139	$30,097,133.12	5.02%	9.158%	357	80.69%	622

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Primary	3,371	$533,780,131.61	89.09%	9.133%	355	81.29%	597
Second Home	200	$37,721,605.83	6.30%	9.234%	358	86.04%	672
Investment	165	$27,616,595.07	4.61%	9.359%	359	77.90%	661

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

30

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	60	$7,517,394.48	1.25%	9.655%	353	86.53%	593
Alaska	1	$157,463.77	0.03%	8.750%	359	90.00%	624
Arizona	97	$18,185,025.64	3.04%	9.108%	358	80.36%	611
Arkansas	30	$3,564,506.10	0.59%	9.498%	352	84.70%	606
California	161	$42,942,138.94	7.17%	8.528%	360	76.80%	609
Colorado	31	$4,532,410.57	0.76%	8.878%	349	83.07%	604
Connecticut	108	$18,569,034.46	3.10%	9.301%	352	81.19%	606
Delaware	17	$2,672,664.46	0.45%	9.440%	357	84.69%	596
District of Columbia	14	$3,061,903.19	0.51%	9.086%	359	74.44%	608
Florida	741	$133,225,560.79	22.24%	8.921%	357	80.03%	611
Georgia	136	$18,995,022.42	3.17%	9.714%	356	85.45%	606
Hawaii	1	$182,000.00	0.03%	9.650%	360	50.00%	621
Idaho	32	$4,813,729.73	0.80%	8.642%	357	82.06%	596
Illinois	74	$11,698,854.19	1.95%	9.164%	353	82.22%	598
Indiana	33	$3,344,960.06	0.56%	9.774%	358	87.21%	603
Iowa	16	$1,801,176.08	0.30%	10.059%	339	86.78%	588
Kansas	23	$2,536,178.44	0.42%	9.861%	351	88.49%	596
Kentucky	44	$4,597,041.23	0.77%	9.251%	350	84.89%	587
Louisiana	78	$9,312,685.12	1.55%	9.470%	357	84.92%	596
Maine	35	$5,348,896.58	0.89%	9.512%	357	84.49%	599
Maryland	209	$41,782,132.29	6.97%	8.971%	354	79.16%	601
Massachusetts	98	$20,859,275.35	3.48%	9.194%	357	81.49%	594
Michigan	171	$18,673,402.37	3.12%	9.698%	357	84.37%	593
Minnesota	60	$9,223,461.36	1.54%	9.344%	353	86.85%	610
Mississippi	21	$2,406,167.65	0.40%	9.291%	345	88.20%	619
Missouri	89	$10,531,346.13	1.76%	9.459%	353	82.55%	605
Montana	2	$366,967.00	0.06%	8.282%	359	80.00%	733
Nebraska	5	$600,601.19	0.10%	9.591%	360	70.74%	588
Nevada	28	$5,815,704.34	0.97%	9.014%	356	81.17%	615
New Hampshire	20	$3,388,931.54	0.57%	9.760%	357	80.23%	591
New Jersey	128	$27,712,834.65	4.63%	8.966%	357	77.29%	594
New Mexico	13	$1,639,708.02	0.27%	9.908%	354	81.05%	549
New York	82	$17,240,057.16	2.88%	8.844%	358	80.19%	611
North Carolina	201	$24,213,163.46	4.04%	9.555%	355	82.96%	605
North Dakota	1	$122,900.00	0.02%	9.450%	360	100.00%	622
Ohio	114	$12,006,387.27	2.00%	9.486%	353	84.53%	609
Oklahoma	11	$1,126,412.19	0.19%	9.576%	350	80.04%	604
Oregon	9	$1,640,835.44	0.27%	9.028%	354	83.15%	592
Pennsylvania	129	$18,112,885.04	3.02%	9.444%	357	83.52%	607
Rhode Island	8	$2,049,320.63	0.34%	9.397%	359	84.24%	564
South Carolina	120	$14,981,608.32	2.50%	9.328%	355	85.06%	599
South Dakota	2	$168,650.00	0.03%	9.269%	360	94.96%	718
Tennessee	100	$11,182,822.80	1.87%	9.392%	356	86.55%	603
Texas	140	$15,438,983.97	2.58%	9.370%	346	84.69%	602
Utah	31	$4,783,761.56	0.80%	8.949%	354	83.26%	626
Vermont	7	$786,645.33	0.13%	9.629%	360	80.66%	593
Virginia	129	$22,855,738.20	3.81%	9.056%	353	79.96%	612
Washington	29	$5,550,718.99	0.93%	8.914%	348	81.57%	579
West Virginia	10	$1,738,187.53	0.29%	10.004%	359	86.12%	573
Wisconsin	32	$3,833,829.08	0.64%	10.019%	356	85.55%	577
Wyoming	5	$1,226,247.40	0.20%	9.619%	359	77.18%	598

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

31

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.500 - 3.999	3	$670,284.19	0.14%	7.063%	359	72.10%	683
4.000 - 4.499	58	$9,492,905.86	2.01%	7.624%	360	73.06%	677
4.500 - 4.999	267	$50,334,736.56	10.64%	8.102%	359	76.36%	673
5.000 - 5.499	510	$90,587,924.67	19.14%	8.361%	359	77.77%	624
5.500 - 5.999	703	$121,563,677.20	25.69%	9.023%	359	82.54%	604
6.000 - 6.499	620	$108,315,225.22	22.89%	9.694%	359	85.25%	585
6.500 - 6.999	334	$57,734,011.83	12.20%	10.292%	359	85.17%	561
7.000 - 7.499	211	$31,545,296.85	6.67%	10.122%	359	80.40%	548
7.500 - 7.999	15	$2,450,462.90	0.52%	9.579%	358	81.30%	581
8.000 - 8.499	2	$557,453.21	0.12%	10.651%	356	84.96%	535

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	3	$685,959.92	0.14%	6.244%	360	70.19%	629
6.500 - 6.999	32	$7,002,786.93	1.48%	6.808%	360	71.50%	626
7.000 - 7.499	79	$15,565,946.50	3.29%	7.310%	360	71.96%	646
7.500 - 7.999	337	$65,055,282.37	13.75%	7.787%	359	76.18%	624
8.000 - 8.499	292	$51,501,689.86	10.88%	8.285%	359	77.85%	620
8.500 - 8.999	534	$94,060,520.52	19.88%	8.775%	359	81.13%	613
9.000 - 9.499	313	$56,595,897.26	11.96%	9.265%	359	81.84%	601
9.500 - 9.999	503	$85,526,613.26	18.07%	9.771%	359	84.35%	589
10.000 - 10.499	192	$33,135,659.65	7.00%	10.261%	359	86.16%	582
10.500 - 10.999	260	$40,647,304.23	8.59%	10.735%	359	86.50%	575
11.000 - 11.499	80	$10,805,603.29	2.28%	11.216%	359	89.02%	563
11.500 - 11.999	78	$10,315,472.20	2.18%	11.733%	359	90.06%	564
12.000 - 12.499	12	$1,435,278.06	0.30%	12.128%	360	94.40%	575
12.500 - 12.999	8	$917,964.44	0.19%	12.738%	360	95.53%	572

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

32

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
13.000 - 13.499	3	$685,959.92	0.14%	6.244%	360	70.19%	629
13.500 - 13.999	33	$7,327,331.29	1.55%	6.852%	360	71.81%	622
14.000 - 14.499	81	$16,065,605.36	3.39%	7.343%	360	71.72%	645
14.500 - 14.999	337	$64,938,485.37	13.72%	7.789%	359	76.18%	625
15.000 - 15.499	291	$51,216,297.00	10.82%	8.287%	359	77.93%	620
15.500 - 15.999	534	$93,953,388.30	19.85%	8.777%	359	81.12%	613
16.000 - 16.499	312	$56,381,631.26	11.91%	9.266%	359	81.90%	601
16.500 - 16.999	502	$85,425,998.12	18.05%	9.771%	359	84.37%	589
17.000 - 17.499	192	$33,135,659.65	7.00%	10.261%	359	86.16%	582
17.500 - 17.999	260	$40,647,304.23	8.59%	10.735%	359	86.50%	575
18.000 - 18.499	80	$10,805,603.29	2.28%	11.216%	359	89.02%	563
18.500 - 18.999	78	$10,315,472.20	2.18%	11.733%	359	90.06%	564
19.000 - 19.499	12	$1,435,278.06	0.30%	12.128%	360	94.40%	575
19.500 - 19.999	8	$917,964.44	0.19%	12.738%	360	95.53%	572

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

33

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2007-09	1	$74,260.29	0.02%	8.900%	349	88.00%	547
2008-01	1	$84,799.99	0.02%	11.400%	353	89.47%	527
2008-03	2	$325,856.25	0.07%	9.634%	355	85.02%	599
2008-04	7	$1,519,322.55	0.32%	9.050%	356	88.45%	561
2008-05	23	$3,569,595.39	0.75%	9.649%	357	82.14%	555
2008-06	224	$39,796,390.07	8.41%	9.178%	358	81.00%	592
2008-07	1,051	$187,806,634.13	39.68%	9.168%	359	81.98%	601
2008-08	1,357	$229,827,582.35	48.56%	9.151%	360	81.52%	607
2009-02	1	$332,573.57	0.07%	11.700%	354	85.00%	534
2009-06	5	$722,017.30	0.15%	8.614%	358	82.23%	665
2009-07	15	$2,881,919.54	0.61%	8.851%	359	77.47%	608
2009-08	20	$3,487,000.00	0.74%	8.606%	360	75.17%	617
2011-04	1	$91,820.63	0.02%	9.600%	356	80.00%	584
2011-07	9	$1,435,306.43	0.30%	8.174%	359	74.11%	662
2011-08	6	$1,296,900.00	0.27%	8.130%	360	66.87%	627

Total:	2,723	$473,251,978.49	100.00%	9.154%	359	81.56%	603

Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alt A	596	$100,581,069.40	16.79%	8.637%	354	82.81%	680
M1	2,060	$316,236,845.33	52.78%	9.098%	355	83.03%	603
M2	817	$138,523,291.46	23.12%	9.485%	357	80.42%	569
M3	133	$21,907,771.07	3.66%	9.599%	357	71.07%	549
M4	130	$21,869,355.25	3.65%	9.682%	359	68.81%	560

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

IO Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	3,523	$552,024,975.09	92.14%	9.204%	355	81.42%	600
60	200	$44,821,457.42	7.48%	8.527%	360	81.79%	655
120	13	$2,271,900.00	0.38%	8.146%	359	76.62%	665

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

MI Company	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Mtge Guaranty Insurance Corp.	2,172	$385,687,410.35	64.38%	9.100%	358	83.83%	608
No Insurance	1,564	$213,430,922.16	35.62%	9.239%	351	77.10%	597

Total:	3,736	$599,118,332.51	100.00%	9.150%	355	81.43%	604

34

NovaStar Mortgage Loan Funding Trust, Series 2006-4

Group 2 Initial Mortgage Loans

			Minimum	Maximum
Scheduled Principal Balance	$426,239,108
Average Scheduled Principal Balance	$164,001		$9,284	$1,316,758
Number of Mortgage Loans	2,599

Weighted Average Gross Coupon	9.429%		6.000%	13.000%
Weighted Average FICO Score	632		405	814
Weighted Average Original LTV	85.26%		32.19%	100.00%

Weighted Average Original Term	338 months		120 months	360 months
Weighted Average Stated Remaining Term	329 months		38 months	360 months
Weighted Average Seasoning	8 months		0 months	114 months

Weighted Average Gross Margin	5.627%		3.750%	8.500%
Weighted Average Minimum Interest Rate	9.149%		6.700%	12.990%
Weighted Average Maximum Interest Rate	16.146%		13.700%	19.990%
Weighted Average Initial Rate Cap	2.999%		2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.001%		1.000%	2.000%
Weighted Average Months to Roll	22 months		1 months	60 months

Maturity Date			Oct 1 2009	Aug 1 2036
Maximum Zip Code Concentration	0.48%	33139

		Purchase		71.35%
ARM	81.68%	Refinance - Rate Term		1.68%
Fixed Rate Loan	18.32%	Refinance - Cashout		26.33%
		Construction/Permanent		0.65%
Balloon - 15/30	11.24%
Balloon - 30/40	0.74%	Single Family Residence		64.81%
ARM - 2 Year/6 Month	47.03%	Condo		9.43%
ARM - 3 Year/6 Month	1.15%	PUD		20.17%
ARM - 5 Year/6 Month	0.34%	Manufactured Housing		0.74%
ARM - 5 Year/1 Year	0.06%	Multi-Unit		4.85%
ARM - 2 Year/6 Month - IO	15.54%
ARM - 3 Year/6 Month - IO	0.26%	Primary		94.68%
ARM - 5 Year/6 Month - IO	0.08%	Second Home		3.99%
ARM - 2 Year/6 Month - 30/40 Balloon	17.16%	Investment		1.33%
ARM - 3 Year/6 Month - 30/40 Balloon	0.06%
Fixed Rate	5.90%	Top 5 States:
Fixed Rate IO	0.42%	Florida		23.88%
		California		15.22%
Interest Only	16.30%	Maryland		5.25%
Not Interest Only	83.70%	Texas		4.44%
		Virginia		4.09%
Prepay Penalty: N/A	37.11%
Prepay Penalty: 12 months	0.31%	Top 5 Zips:
Prepay Penalty: 24 months	35.45%	33139		0.48%
Prepay Penalty: 36 months	22.31%	92677		0.45%
Prepay Penalty: 60 months	4.82%	33764		0.44%
		20720		0.41%
First Lien	90.35%	28412		0.40%
Second Lien	9.65%
		Top 5 Cities:
Full Documentation	39.15%	Miami		4.04%
Limited Documentation	1.53%	Orlando		1.63%
No Income/No Asset	3.02%	Los Angeles		1.25%
No Documentation	8.21%	Phoenix		0.98%
Stated Documentation	48.09%	Las Vegas		0.95%

35

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 50,000.00	530	$19,848,085.04	4.66%	11.184%	191	93.44%	632
50,000.01 - 100,000.00	660	$47,901,202.59	11.24%	10.837%	232	89.94%	616
100,000.01 - 150,000.00	463	$57,431,222.49	13.47%	9.676%	317	86.12%	616
150,000.01 - 200,000.00	283	$49,111,494.82	11.52%	9.167%	350	83.44%	628
200,000.01 - 250,000.00	156	$34,820,177.14	8.17%	9.272%	354	84.81%	630
250,000.01 - 300,000.00	125	$34,490,616.29	8.09%	9.095%	355	84.70%	635
300,000.01 - 350,000.00	71	$23,055,123.78	5.41%	8.956%	357	84.28%	647
350,000.01 - 400,000.00	61	$22,950,260.64	5.38%	9.011%	358	84.33%	652
400,000.01 - 450,000.00	80	$34,414,737.93	8.07%	8.870%	358	83.43%	641
450,000.01 - 500,000.00	56	$26,636,411.02	6.25%	9.004%	359	82.84%	627
500,000.01 - 550,000.00	36	$18,953,435.86	4.45%	8.678%	359	84.31%	637
550,000.01 - 600,000.00	25	$14,368,170.15	3.37%	9.220%	359	82.51%	643
600,000.01 - 650,000.00	12	$7,556,703.77	1.77%	9.084%	359	84.93%	651
650,000.01 - 700,000.00	7	$4,772,763.12	1.12%	8.867%	359	84.71%	653
700,000.01 - 750,000.00	9	$6,478,600.79	1.52%	8.618%	359	85.86%	667
750,000.01 - 800,000.00	8	$6,206,462.76	1.46%	9.171%	359	85.68%	664
800,000.01 - 850,000.00	2	$1,633,629.79	0.38%	8.259%	358	73.80%	630
850,000.01 - 900,000.00	2	$1,729,323.74	0.41%	9.785%	358	97.53%	684
900,000.01 - 950,000.00	3	$2,804,902.91	0.66%	10.031%	360	94.00%	700
950,000.01 - 1,000,000.00	4	$3,989,240.95	0.94%	8.231%	359	72.73%	615
1,050,000.01 - 1,100,000.00	2	$2,198,007.29	0.52%	8.887%	359	87.78%	693
1,150,000.01 - 1,200,000.00	3	$3,571,777.66	0.84%	9.482%	359	66.52%	586
1,300,000.01 - 1,350,000.00	1	$1,316,757.54	0.31%	8.850%	359	85.00%	604

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.000 - 6.499	1	$35,266.68	0.01%	6.000%	112	80.00%	596
6.500 - 6.999	8	$2,815,441.60	0.66%	6.927%	359	78.44%	683
7.000 - 7.499	39	$12,621,559.16	2.96%	7.292%	358	78.03%	644
7.500 - 7.999	199	$54,491,215.33	12.78%	7.817%	358	80.13%	651
8.000 - 8.499	206	$47,106,748.46	11.05%	8.258%	353	80.29%	661
8.500 - 8.999	346	$79,363,321.22	18.62%	8.755%	354	81.08%	639
9.000 - 9.499	170	$39,032,110.22	9.16%	9.247%	349	85.64%	637
9.500 - 9.999	339	$64,569,201.13	15.15%	9.760%	334	87.38%	627
10.000 - 10.499	175	$23,337,400.42	5.48%	10.237%	316	87.69%	606
10.500 - 10.999	336	$43,376,023.32	10.18%	10.734%	313	90.18%	605
11.000 - 11.499	212	$17,969,214.32	4.22%	11.226%	263	91.25%	598
11.500 - 11.999	300	$24,504,548.43	5.75%	11.750%	255	94.13%	605
12.000 - 12.499	147	$9,448,688.87	2.22%	12.223%	201	97.22%	639
12.500 - 12.999	112	$7,091,796.73	1.66%	12.781%	213	97.78%	634
13.000 - 13.499	9	$476,572.18	0.11%	13.000%	199	100.00%	667

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

36

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 0	2	$210,585.65	0.05%	10.121%	173	82.41%	0
401 - 425	2	$264,553.83	0.06%	10.201%	289	79.99%	415
426 - 450	9	$733,712.12	0.17%	10.870%	236	82.72%	441
451 - 475	41	$3,112,245.58	0.73%	10.581%	262	83.98%	466
476 - 500	63	$6,366,407.02	1.49%	10.403%	305	79.58%	490
501 - 525	125	$17,586,479.64	4.13%	10.314%	312	81.52%	514
526 - 550	166	$25,582,534.80	6.00%	9.908%	329	84.72%	539
551 - 575	281	$42,881,948.11	10.06%	9.848%	336	84.78%	565
576 - 600	295	$50,454,287.73	11.84%	9.523%	336	84.68%	588
601 - 625	290	$51,878,663.00	12.17%	9.326%	336	84.54%	614
626 - 650	329	$55,905,269.81	13.12%	9.184%	330	85.31%	638
651 - 675	339	$56,735,322.58	13.31%	9.187%	326	85.87%	662
676 - 700	227	$38,548,327.88	9.04%	9.141%	328	86.34%	687
701 >=	430	$75,978,770.32	17.83%	9.195%	331	86.98%	739

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.00 - 49.99	11	$1,858,952.59	0.44%	8.834%	333	41.41%	579
50.00 - 54.99	11	$1,800,053.73	0.42%	9.299%	318	51.98%	542
55.00 - 59.99	11	$2,063,729.93	0.48%	8.993%	319	56.30%	599
60.00 - 64.99	27	$5,609,816.36	1.32%	9.178%	339	63.10%	570
65.00 - 69.99	25	$6,984,761.32	1.64%	8.452%	346	67.53%	612
70.00 - 74.99	50	$8,562,983.23	2.01%	9.090%	323	71.80%	598
75.00 - 79.99	117	$19,553,903.37	4.59%	9.182%	327	77.15%	612
80.00 - 80.00	831	$174,043,742.93	40.83%	8.612%	354	80.00%	648
80.01 - 84.99	47	$8,358,452.28	1.96%	9.715%	310	83.94%	608
85.00 - 89.99	180	$33,915,335.33	7.96%	9.686%	329	86.06%	591
90.00 - 94.99	332	$60,694,908.72	14.24%	9.850%	340	90.19%	603
95.00 - 99.99	203	$40,545,185.12	9.51%	9.915%	335	95.26%	637
100.00 - 100.00	754	$62,247,283.16	14.60%	11.101%	250	100.00%	665

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
120	1	$19,153.14	0.00%	8.125%	38	32.19%	801
180	876	$52,197,246.86	12.25%	11.170%	164	96.03%	645
240	9	$472,343.55	0.11%	10.938%	171	80.95%	554
300	2	$79,863.12	0.02%	10.851%	224	55.80%	554
360	1,711	$373,470,501.40	87.62%	9.184%	353	83.77%	631

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

37

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 60	1	$19,153.14	0.00%	8.125%	38	32.19%	801
61 - 120	174	$11,648,200.98	2.73%	10.226%	110	83.41%	577
121 - 180	711	$41,021,389.43	9.62%	11.435%	179	99.44%	662
181 - 240	2	$79,863.12	0.02%	10.851%	224	55.80%	554
241 - 300	401	$34,522,150.36	8.10%	10.691%	290	82.55%	577
301 - 360	1,310	$338,948,351.04	79.52%	9.030%	359	83.89%	636

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Seasoning (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
<= 0	1,015	$183,098,870.53	42.96%	9.358%	341	86.24%	640
1 - 6	985	$194,656,328.12	45.67%	9.221%	339	84.96%	639
13 - 18	3	$600,226.79	0.14%	9.233%	345	88.62%	556
19 - 24	1	$155,761.85	0.04%	7.100%	341	80.00%	472
31 - 36	4	$446,002.14	0.10%	9.377%	326	86.11%	539
37 - 42	1	$95,695.30	0.02%	8.600%	320	80.00%	667
43 - 48	2	$361,883.60	0.08%	11.141%	313	83.74%	513
49 - 54	1	$82,628.59	0.02%	9.400%	310	75.00%	729
61 - 66	193	$17,873,477.31	4.19%	10.493%	246	82.59%	580
67 - 72	186	$14,659,516.26	3.44%	10.818%	256	83.73%	574
73 - 78	144	$10,018,709.14	2.35%	10.571%	226	82.36%	573
79 - 84	46	$2,564,667.52	0.60%	10.170%	210	79.38%	564
85 - 90	2	$347,891.27	0.08%	11.768%	274	75.93%	533
91 - 96	6	$333,814.38	0.08%	10.108%	266	85.69%	662
97 - 102	5	$503,203.61	0.12%	10.018%	262	80.77%	654
103 - 108	4	$305,755.58	0.07%	7.869%	254	86.96%	609
109 - 114	1	$134,676.08	0.03%	10.000%	246	76.00%	546

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Fixed Rate	1,052	$78,072,814.43	18.32%	10.561%	223	91.37%	637
ARM	1,547	$348,166,293.64	81.68%	9.175%	353	83.89%	631

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Fixed Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Balloon - 15/30	779	$47,928,491.00	61.39%	11.210%	165	96.52%	646
Balloon - 30/40	10	$3,170,284.02	4.06%	8.873%	359	78.04%	603
Fixed Rate	259	$25,169,319.41	32.24%	9.683%	305	83.86%	623
Fixed Rate IO	4	$1,804,720.00	2.31%	8.561%	360	82.99%	659

Total:	1,052	$78,072,814.43	100.00%	10.561%	223	91.37%	637

38

Adjustable Rate Products	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM - 2 Year/6 Month	1,047	$200,455,090.56	57.57%	9.558%	350	85.17%	623
ARM - 3 Year/6 Month	51	$4,905,022.16	1.41%	10.184%	308	81.41%	594
ARM - 5 Year/6 Month	4	$1,467,350.18	0.42%	8.297%	360	82.18%	653
ARM - 5 Year/1 Year	3	$243,200.82	0.07%	8.093%	255	84.89%	612
ARM - 2 Year/6 Month - IO	198	$66,258,423.89	19.03%	8.392%	359	82.14%	655
ARM - 3 Year/6 Month - IO	4	$1,107,040.00	0.32%	8.081%	360	80.00%	630
ARM - 5 Year/6 Month - IO	1	$320,000.00	0.09%	8.800%	360	80.00%	668
ARM - 2 Year/6 Month - 30/40 Balloon	238	$73,155,839.11	21.01%	8.811%	359	82.23%	633
ARM - 3 Year/6 Month - 30/40 Balloon	1	$254,326.92	0.07%	7.990%	359	80.00%	665

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N	2,392	$356,748,924.18	83.70%	9.631%	324	85.87%	628
Y	207	$69,490,183.89	16.30%	8.393%	359	82.12%	655

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	929	$158,187,817.19	37.11%	9.582%	333	86.48%	645
12	4	$1,324,950.00	0.31%	8.551%	329	82.86%	680
24	849	$151,109,802.78	35.45%	9.363%	338	84.02%	629
36	525	$95,088,132.03	22.31%	9.090%	336	85.76%	627
60	292	$20,528,406.07	4.82%	10.364%	209	82.82%	581

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1st Lien	1,884	$385,114,217.52	90.35%	9.213%	345	83.72%	629
2nd Lien	715	$41,124,890.55	9.65%	11.452%	182	99.65%	664

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Stated Documentation	977	$204,985,776.73	48.09%	9.429%	335	84.84%	644
Full Documentation	1,337	$166,865,045.99	39.15%	9.477%	319	85.36%	593
No Documentation	194	$35,005,827.95	8.21%	9.394%	344	87.63%	729
No Income/No Asset	53	$12,862,891.86	3.02%	8.950%	335	85.47%	710
Limited Documentation	38	$6,519,565.54	1.53%	9.325%	319	82.68%	604

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

39

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Purchase	1,925	$304,102,228.51	71.35%	9.439%	333	86.62%	643
Refinance - Cashout	585	$112,207,904.67	26.33%	9.393%	325	82.05%	605
Refinance - Rate Term	83	$7,170,137.52	1.68%	10.068%	242	81.48%	589
Construction/Permanent	6	$2,758,837.37	0.65%	8.167%	359	75.50%	662

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Single Family Residence	1,736	$276,231,650.57	64.81%	9.413%	328	85.04%	628
PUD	486	$85,967,794.74	20.17%	9.427%	335	85.29%	633
Condo	230	$40,205,107.94	9.43%	9.329%	335	85.68%	654
Multi-Unit	102	$20,687,292.61	4.85%	9.662%	330	87.55%	660
Manufactured Housing	45	$3,147,262.21	0.74%	10.664%	227	82.80%	576

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Primary	2,462	$403,545,569.17	94.68%	9.405%	330	85.32%	629
Second Home	74	$17,018,495.47	3.99%	9.705%	330	85.38%	691
Investment	63	$5,675,043.43	1.33%	10.305%	267	80.68%	665

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

40

Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	19	$2,547,692.39	0.60%	9.573%	342	87.88%	612
Alaska	2	$603,536.70	0.14%	9.045%	331	92.57%	626
Arizona	83	$17,137,836.55	4.02%	9.584%	337	83.45%	639
Arkansas	42	$3,650,679.56	0.86%	10.354%	306	87.01%	584
California	226	$64,875,559.58	15.22%	8.825%	333	84.14%	645
Colorado	22	$3,315,852.75	0.78%	9.568%	327	85.11%	592
Connecticut	52	$11,790,669.30	2.77%	9.559%	338	87.48%	633
Delaware	8	$1,603,600.51	0.38%	9.576%	326	84.88%	622
District of Columbia	12	$3,412,736.50	0.80%	9.144%	331	83.53%	661
Florida	585	$101,772,823.03	23.88%	9.384%	336	85.55%	648
Georgia	72	$9,496,748.06	2.23%	9.855%	322	83.16%	603
Idaho	14	$1,661,427.84	0.39%	8.682%	335	79.84%	624
Illinois	27	$4,910,710.02	1.15%	9.732%	347	87.65%	617
Indiana	49	$3,960,610.56	0.93%	10.223%	252	86.13%	606
Iowa	2	$194,929.15	0.05%	9.268%	359	86.15%	529
Kansas	12	$1,108,999.81	0.26%	10.806%	314	87.83%	584
Kentucky	34	$2,745,012.07	0.64%	9.968%	265	81.68%	588
Louisiana	36	$4,157,218.67	0.98%	9.596%	347	85.27%	612
Maine	4	$966,952.70	0.23%	10.185%	358	92.18%	563
Maryland	106	$22,386,409.88	5.25%	8.997%	333	84.22%	643
Massachusetts	42	$9,969,353.74	2.34%	9.725%	345	87.75%	620
Michigan	102	$10,274,548.44	2.41%	10.249%	295	85.77%	595
Minnesota	25	$3,266,033.70	0.77%	9.714%	313	87.83%	609
Mississippi	31	$2,439,443.58	0.57%	10.239%	275	86.92%	579
Missouri	56	$4,591,884.88	1.08%	9.676%	300	87.05%	600
Montana	1	$38,067.90	0.01%	9.375%	109	85.11%	531
Nebraska	5	$558,038.66	0.13%	11.115%	310	90.30%	584
Nevada	43	$6,903,281.18	1.62%	8.860%	324	82.92%	652
New Hampshire	4	$1,579,537.08	0.37%	9.248%	357	70.57%	559
New Jersey	54	$13,793,884.72	3.24%	9.684%	347	87.57%	635
New Mexico	5	$798,309.92	0.19%	10.738%	301	90.53%	636
New York	47	$13,237,747.52	3.11%	9.250%	347	86.82%	638
North Carolina	116	$13,962,919.57	3.28%	9.820%	330	84.28%	615
Ohio	91	$8,554,870.42	2.01%	10.121%	293	86.40%	597
Oklahoma	18	$1,316,141.89	0.31%	10.002%	280	83.46%	598
Oregon	9	$1,086,715.98	0.25%	10.178%	269	84.83%	645
Pennsylvania	70	$8,223,930.59	1.93%	9.592%	328	80.42%	606
Rhode Island	6	$1,049,227.51	0.25%	9.733%	325	94.71%	662
South Carolina	67	$8,012,328.73	1.88%	9.630%	337	87.81%	611
Tennessee	90	$7,606,697.59	1.78%	9.870%	278	86.06%	602
Texas	162	$18,925,474.22	4.44%	9.726%	333	87.01%	613
Utah	21	$3,372,769.12	0.79%	9.363%	331	82.95%	686
Virginia	79	$17,432,760.73	4.09%	9.183%	332	84.30%	649
Washington	33	$5,582,034.47	1.31%	9.095%	321	85.72%	663
West Virginia	6	$486,670.36	0.11%	10.222%	306	87.98%	686
Wisconsin	7	$751,646.22	0.18%	9.941%	345	88.59%	599
Wyoming	2	$124,783.72	0.03%	11.579%	288	74.89%	616

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

41

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3.500 - 3.999	7	$550,906.34	0.16%	8.351%	273	73.38%	590
4.000 - 4.499	20	$3,460,785.07	0.99%	8.248%	348	74.65%	668
4.500 - 4.999	285	$66,915,699.34	19.22%	8.249%	357	79.99%	690
5.000 - 5.499	310	$73,582,995.56	21.13%	8.494%	354	79.92%	646
5.500 - 5.999	436	$97,438,242.63	27.99%	9.207%	353	84.06%	621
6.000 - 6.499	325	$69,389,954.33	19.93%	10.040%	351	89.14%	604
6.500 - 6.999	111	$25,397,711.11	7.29%	10.449%	353	88.53%	566
7.000 - 7.499	47	$9,730,916.78	2.79%	11.244%	358	92.10%	565
7.500 - 7.999	5	$1,645,345.08	0.47%	9.274%	348	90.21%	733
8.500 - 8.999	1	$53,737.40	0.02%	10.000%	266	80.00%	599

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6.500 - 6.999	8	$2,815,441.60	0.81%	6.927%	359	78.44%	683
7.000 - 7.499	36	$11,988,034.51	3.44%	7.301%	359	77.39%	640
7.500 - 7.999	188	$51,451,995.53	14.78%	7.828%	359	80.45%	651
8.000 - 8.499	167	$42,123,909.77	12.10%	8.281%	358	79.64%	668
8.500 - 8.999	316	$74,469,321.73	21.39%	8.788%	357	81.05%	642
9.000 - 9.499	139	$36,620,988.84	10.52%	9.297%	355	85.66%	638
9.500 - 9.999	247	$57,484,585.96	16.51%	9.823%	352	86.87%	621
10.000 - 10.499	94	$16,333,609.84	4.69%	10.292%	349	89.26%	594
10.500 - 10.999	192	$34,243,791.70	9.84%	10.776%	343	89.70%	595
11.000 - 11.499	51	$6,717,691.07	1.93%	11.233%	333	89.10%	565
11.500 - 11.999	89	$11,359,905.36	3.26%	11.618%	330	90.91%	562
12.000 - 12.499	8	$984,715.98	0.28%	12.025%	339	91.60%	571
12.500 - 12.999	12	$1,572,301.75	0.45%	12.666%	338	93.17%	550

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

42

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
13.500 - 13.999	9	$3,077,928.10	0.88%	7.014%	359	78.57%	678
14.000 - 14.499	38	$12,174,854.11	3.50%	7.308%	357	77.51%	640
14.500 - 14.999	188	$51,240,040.28	14.72%	7.827%	359	80.46%	651
15.000 - 15.499	166	$42,416,574.66	12.18%	8.293%	359	79.70%	670
15.500 - 15.999	316	$74,487,195.21	21.39%	8.789%	357	81.05%	642
16.000 - 16.499	138	$36,141,504.35	10.38%	9.300%	355	85.63%	636
16.500 - 16.999	246	$57,416,181.23	16.49%	9.824%	352	86.87%	621
17.000 - 17.499	94	$16,333,609.84	4.69%	10.292%	349	89.26%	594
17.500 - 17.999	192	$34,243,791.70	9.84%	10.776%	343	89.70%	595
18.000 - 18.499	51	$6,717,691.07	1.93%	11.233%	333	89.10%	565
18.500 - 18.999	89	$11,359,905.36	3.26%	11.618%	330	90.91%	562
19.000 - 19.499	8	$984,715.98	0.28%	12.025%	339	91.60%	571
19.500 - 19.999	12	$1,572,301.75	0.45%	12.666%	338	93.17%	550

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2	3	$243,200.82	0.07%	8.093%	255	84.89%	612
3	1,544	$347,923,092.82	99.93%	9.176%	353	83.89%	631

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	1,544	$347,923,092.82	99.93%	9.176%	353	83.89%	631
2	3	$243,200.82	0.07%	8.093%	255	84.89%	612

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

43

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2006-09	62	$5,558,315.86	1.60%	10.455%	290	83.58%	577
2006-10	68	$6,665,408.24	1.91%	10.502%	294	82.08%	571
2006-11	66	$6,001,778.57	1.72%	10.815%	293	81.31%	566
2006-12	42	$3,610,762.13	1.04%	10.864%	288	83.92%	562
2007-01	57	$4,627,577.62	1.33%	10.975%	290	83.25%	559
2007-02	45	$4,089,283.13	1.17%	10.714%	288	84.11%	581
2007-04	1	$392,518.46	0.11%	9.250%	344	90.00%	558
2007-07	1	$115,704.04	0.03%	9.400%	347	82.86%	531
2007-08	1	$68,404.73	0.02%	8.750%	252	90.00%	553
2008-03	1	$183,462.91	0.05%	8.750%	355	80.00%	718
2008-04	3	$940,673.21	0.27%	9.740%	356	66.39%	538
2008-05	7	$3,256,745.21	0.94%	9.752%	357	91.32%	626
2008-06	93	$27,092,547.78	7.78%	8.880%	358	83.43%	649
2008-07	482	$128,074,572.50	36.79%	8.937%	359	83.04%	635
2008-08	600	$153,009,229.08	43.95%	9.136%	360	84.91%	638
2009-06	1	$431,363.18	0.12%	7.550%	358	80.00%	673
2009-07	8	$1,408,996.81	0.40%	8.345%	359	80.83%	607
2009-08	4	$851,600.00	0.24%	8.003%	360	80.00%	667
2011-07	2	$327,350.18	0.09%	9.771%	359	89.79%	581
2011-08	3	$1,460,000.00	0.42%	8.077%	360	80.00%	672

Total:	1,547	$348,166,293.64	100.00%	9.175%	353	83.89%	631

Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
A	171	$14,215,403.50	3.34%	10.514%	256	81.57%	573
Alt A	713	$121,853,467.08	28.59%	9.083%	330	86.22%	691
AA	113	$9,472,952.21	2.22%	10.391%	235	82.50%	567
AAA	117	$8,643,682.08	2.03%	9.949%	231	82.16%	618
A-	73	$5,631,322.67	1.32%	10.777%	259	81.97%	567
B	41	$3,523,732.05	0.83%	11.243%	265	80.13%	553
C	21	$1,562,368.67	0.37%	11.332%	258	76.93%	567
C-	1	$38,952.24	0.01%	12.375%	161	70.00%	484
M1	1,122	$204,151,522.75	47.90%	9.301%	341	85.72%	622
M2	155	$47,671,452.69	11.18%	9.651%	359	84.71%	590
M3	14	$4,589,878.36	1.08%	10.033%	360	72.96%	572
M4	3	$614,830.83	0.14%	10.499%	359	74.72%	512
Fico Enhanced	54	$4,186,914.35	0.98%	11.367%	211	93.33%	554
NSFICO	1	$82,628.59	0.02%	9.400%	310	75.00%	729

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

44

IO Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	2,392	$356,748,924.18	83.70%	9.631%	324	85.87%	628
60	202	$67,365,463.89	15.80%	8.387%	359	82.11%	655
120	5	$2,124,720.00	0.50%	8.597%	360	82.54%	660

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

MI Company	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Mtge Guaranty Insurance Corp.	940	$231,569,863.42	54.33%	9.001%	359	84.72%	635
No Insurance	1,098	$149,528,588.79	35.08%	9.734%	309	86.67%	644
PMI	555	$44,697,635.53	10.49%	10.623%	244	83.31%	575
Radian Guaranty	6	$443,020.33	0.10%	9.911%	265	85.63%	653

Total:	2,599	$426,239,108.07	100.00%	9.429%	329	85.26%	632

45

NovaStar Home Equity Loan Asset-Backed Certificates,

Series 2006-4

$1,004,851,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Seller and Servicer

Co-Lead Underwriters

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, Deutsche Bank Securities Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-800-503-4611.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Breakeven Losses

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M/F)	AA+/Aa1/AA+	AA/Aa2/AA	AA/Aa3/AA-	AA-/A1/A+	A+/A2/A

Loss Severity	15%	15%	15%	15%	15%
Default	80.97 CDR	55.73 CDR	45.19 CDR	36.91 CDR	30.53 CDR
Collateral Loss	13.21%	11.18%	10.04%	8.95%	7.98%

Loss Severity	25%	25%	25%	25%	25%
Default	36.63 CDR	27.70 CDR	23.53 CDR	19.98 CDR	17.06 CDR
Collateral Loss	14.86%	12.49%	11.20%	9.98%	8.89%

Loss Severity	35%	35%	35%	35%	35%
Default	23.44 CDR	18.36 CDR	15.87 CDR	13.68 CDR	11.83 CDR
Collateral Loss	15.64%	13.14%	11.78%	10.50%	9.35%

Class	M-6	M-8	M-9
Rating (S/M/F)	A+/A3/A-	A-/Baa2/BBB+	BBB+/Baa3/BBB

Loss Severity	15%	15%	15%
Default	26.99 CDR	21.22 CDR	18.22 CDR
Collateral Loss	7.37%	6.25%	5.60%

Loss Severity	25%	25%	25%
Default	15.35 CDR	12.42 CDR	10.80 CDR
Collateral Loss	8.20%	6.95%	6.20%

Loss Severity	35%	35%	35%
Default	10.72 CDR	8.77 CDR	7.67 CDR
Collateral Loss	8.63%	7.29%	6.50%

Assumptions:

1)	Run at the Pricing Speed to Maturity

2)	Forward LIBOR

3)	Triggers are failing after the Crossover Date

4)	12 month liquidation lag

5)	“Break” is the CDR that creates the first dollar of principal loss on the related bond

6)	Defaults are in addition to prepayments

Weighted Average Life Tables

Class A-2A To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.68	1.23	1.00	0.84	0.72
MDUR (yr)	1.58	1.17	0.96	0.81	0.70
First Prin Pay	1	1	1	1	1
Last Prin Pay	40	26	22	18	16

Class A-2ATo Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	1.68	1.23	1.00	0.84	0.72
MDUR (yr)	1.58	1.17	0.96	0.81	0.70
First Prin Pay	1	1	1	1	1
Last Prin Pay	40	26	22	18	16

Class A-2B To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	4.22	2.64	2.00	1.72	1.48
MDUR (yr)	3.72	2.43	1.88	1.62	1.41
First Prin Pay	40	26	22	18	16
Last Prin Pay	66	42	27	23	20

Class A-2B To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	4.22	2.64	2.00	1.72	1.48
MDUR (yr)	3.72	2.43	1.88	1.62	1.41
First Prin Pay	40	26	22	18	16
Last Prin Pay	66	42	27	23	20

Class A-2C To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.28	5.42	3.50	2.21	1.87
MDUR (yr)	6.50	4.60	3.12	2.06	1.76
First Prin Pay	66	42	27	23	20
Last Prin Pay	149	99	71	33	25

Class A-2C To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.28	5.42	3.50	2.21	1.87
MDUR (yr)	6.50	4.60	3.12	2.06	1.76
First Prin Pay	66	42	27	23	20
Last Prin Pay	152	101	73	33	25

Weighted Average Life Tables

Class A-2D To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	12.41	8.24	5.91	3.64	2.21
MDUR (yr)	8.83	6.52	4.97	3.24	2.06
First Prin Pay	149	99	71	33	25
Last Prin Pay	149	99	71	53	29

Class A-2D To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	16.39	11.36	8.37	5.21	2.21
MDUR (yr)	10.49	8.22	6.54	4.34	2.06
First Prin Pay	152	101	73	33	25
Last Prin Pay	292	205	162	125	29

Class M-1 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.44	4.44	4.39	3.27
MDUR (yr)	6.32	4.56	3.86	3.85	2.96
First Prin Pay	47	38	43	51	30
Last Prin Pay	149	99	71	53	40

Class M-1 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.96	6.01	4.87	5.07	5.53
MDUR (yr)	6.65	4.87	4.14	4.35	4.66
First Prin Pay	47	38	43	51	30
Last Prin Pay	260	179	132	101	102

Class M-2 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.42	4.30	4.10	3.32
MDUR (yr)	6.32	4.54	3.75	3.62	2.99
First Prin Pay	47	38	41	46	40
Last Prin Pay	149	99	71	53	40

Class M-2 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.90	5.95	4.70	4.42	4.05
MDUR (yr)	6.62	4.83	4.01	3.85	3.57
First Prin Pay	47	38	41	46	43
Last Prin Pay	237	165	120	92	71

Weighted Average Life Tables

Class M-3 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.42	4.24	3.88	3.32
MDUR (yr)	6.31	4.53	3.70	3.44	2.99
First Prin Pay	47	38	40	44	40
Last Prin Pay	149	99	71	53	40

Class M-3 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.84	5.91	4.61	4.18	3.63
MDUR (yr)	6.59	4.81	3.94	3.66	3.24
First Prin Pay	47	38	40	44	40
Last Prin Pay	222	154	112	85	66

Class M-4 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.42	4.21	3.77	3.22
MDUR (yr)	6.29	4.52	3.67	3.35	2.90
First Prin Pay	47	37	39	42	37
Last Prin Pay	149	99	71	53	40

Class M-4 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.78	5.86	4.55	4.04	3.42
MDUR (yr)	6.55	4.77	3.89	3.54	3.07
First Prin Pay	47	37	39	42	37
Last Prin Pay	211	146	106	81	62

Class M-5 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.41	4.18	3.69	3.09
MDUR (yr)	6.29	4.51	3.65	3.28	2.79
First Prin Pay	47	37	39	41	35
Last Prin Pay	149	99	71	53	40

Class M-5 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.69	5.79	4.47	3.92	3.26
MDUR (yr)	6.51	4.73	3.84	3.45	2.93
First Prin Pay	47	37	39	41	35
Last Prin Pay	199	137	100	76	58

Weighted Average Life Tables

Class M-6 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.41	4.16	3.62	3.00
MDUR (yr)	6.27	4.51	3.62	3.22	2.72
First Prin Pay	47	37	38	40	34
Last Prin Pay	149	99	71	53	40

Class M-6 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.60	5.72	4.39	3.81	3.14
MDUR (yr)	6.46	4.68	3.78	3.36	2.83
First Prin Pay	47	37	38	40	34
Last Prin Pay	185	127	93	70	53

Class M-8 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.18	5.41	4.15	3.56	2.89
MDUR (yr)	6.13	4.43	3.56	3.14	2.60
First Prin Pay	47	37	38	39	33
Last Prin Pay	149	99	71	53	40

Class M-8 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.37	5.53	4.24	3.64	2.94
MDUR (yr)	6.21	4.50	3.63	3.20	2.64
First Prin Pay	47	37	38	39	33
Last Prin Pay	167	111	80	61	45

Class M-9 To Call

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.10	5.35	4.09	3.49	2.83
MDUR (yr)	5.86	4.27	3.44	3.02	2.51
First Prin Pay	47	37	37	38	32
Last Prin Pay	149	99	71	53	40

Class M-9 To Maturity

Prepay Speed	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
WAL (yr)	8.12	5.36	4.10	3.50	2.83
MDUR (yr)	5.86	4.28	3.45	3.03	2.51
First Prin Pay	47	37	37	38	32
Last Prin Pay	155	103	74	56	42

Effective Available Funds Cap Rate Schedule(1)(2)

To 10% Optional Termination at the Pricing Assumptions

Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)	Period	Effective AFC Rate (%)
1	N/A	31	15.28	61	12.16
2	16.73	32	14.29	62	12.56
3	16.56	33	14.75	63	12.14
4	16.93	34	13.77	64	12.52
5	16.80	35	10.88	65	12.11
6	16.96	36	11.08	66	12.09
7	17.94	37	11.14	67	12.91
8	17.32	38	11.50	68	12.06
9	17.80	39	11.13	69	12.45
10	17.80	40	11.54	70	12.03
11	18.34	41	11.16	71	12.42
12	18.40	42	11.69
13	18.72	43	13.00
14	19.30	44	11.73
15	19.39	45	12.11
16	20.02	46	11.75
17	20.16	47	12.14
18	20.57	48	12.26
19	20.41	49	12.31
20	20.28	50	12.71
21	20.99	51	12.28
22	19.45	52	12.68
23	12.53	53	12.26
24	12.28	54	12.24
25	12.65	55	13.54
26	13.13	56	12.22
27	12.97	57	12.61
28	13.52	58	12.19
29	13.32	59	12.58
30	13.99	60	12.17

(1)	Derived assuming indices constant at 20.00% for 1-Month LIBOR and 6-Month LIBOR, using 100% PPC.
(2)	Includes cap floating rate payments and net cap payments received by the trust from the Hedge Providers.

Excess Spread Schedule- Forward LIBOR

To 10% Optional Termination at the Pricing Assumptions

Period	1 Month LIBOR (%)	6 Month LIBOR (%)	1 Year Treasury (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	1 Year Treasury (%)	Excess Spread (%)	Period	1 Month LIBOR (%)	6 Month LIBOR (%)	1 Year Treasury (%)	Excess Spread (%)
1	5.3300	5.5150	5.1100	2.78	31	5.2116	5.2551	4.7407	4.04	61	5.4519	5.5175	4.9608	3.68
2	5.4120	5.5375	5.0979	2.15	32	5.2073	5.2730	4.7316	3.48	62	5.4521	5.5178	4.9619	3.87
3	5.4662	5.5429	5.0720	1.91	33	5.2015	5.2912	4.7213	3.66	63	5.4536	5.5190	4.9616	3.69
4	5.4645	5.5361	5.0457	2.09	34	5.1957	5.3088	4.7113	3.49	64	5.4551	5.5193	4.9619	3.88
5	5.5058	5.5218	5.0060	1.86	35	5.1898	5.3269	4.7002	3.75	65	5.4556	5.5204	4.9628	3.70
6	5.5213	5.4975	4.9575	1.84	36	5.1844	5.3482	4.6896	3.62	66	5.4564	5.5205	4.9622	3.72
7	5.4669	5.4656	4.9048	2.45	37	5.3084	5.3684	4.6787	3.51	67	5.4570	5.5208	4.9622	4.09
8	5.4440	5.4390	4.8749	1.91	38	5.3088	5.3670	4.6951	3.76	68	5.4576	5.5296	4.9618	3.73
9	5.4280	5.4120	4.8428	2.10	39	5.3084	5.3670	4.7130	3.60	69	5.4576	5.5360	4.9617	3.92
10	5.3830	5.3836	4.8144	1.96	40	5.3078	5.3662	4.7329	3.79	70	5.4587	5.5449	4.9614	3.74
11	5.3619	5.3580	4.7851	2.16	41	5.3087	5.3661	4.7517	3.61	71	5.4581	5.5511	4.9618	3.93
12	5.3584	5.3351	4.7573	1.97	42	5.3075	5.3650	4.7750	3.63
13	5.2974	5.3082	4.7313	2.03	43	5.3059	5.3643	4.7952	4.19
14	5.2776	5.2881	4.7256	2.22	44	5.3073	5.3799	4.8149	3.64
15	5.2588	5.2691	4.7227	2.05	45	5.3055	5.3949	4.8383	3.83
16	5.2379	5.2482	4.7227	2.24	46	5.3051	5.4094	4.8634	3.66
17	5.2205	5.2308	4.7226	2.07	47	5.3046	5.4243	4.8868	3.85
18	5.2015	5.2115	4.7255	2.08	48	5.3089	5.4413	4.9118	3.71
19	5.1810	5.1922	4.7316	2.46	49	5.3906	5.4565	4.9392	3.63
20	5.1647	5.2037	4.7373	2.11	50	5.3922	5.4566	4.9414	3.82
21	5.1460	5.2159	4.7458	2.30	51	5.3938	5.4583	4.9442	3.64
22	5.1268	5.2325	4.7566	2.23	52	5.3947	5.4589	4.9456	3.83
23	5.1094	5.2484	4.7701	2.54	53	5.3968	5.4603	4.9475	3.64
24	5.0919	5.2693	4.7841	3.55	54	5.3976	5.4607	4.9496	3.66
25	5.2458	5.2904	4.8014	3.54	55	5.3973	5.4614	4.9513	4.21
26	5.2401	5.2840	4.7914	3.71	56	5.3998	5.4730	4.9532	3.67
27	5.2350	5.2787	4.7818	3.52	57	5.3998	5.4805	4.9552	3.85
28	5.2290	5.2728	4.7711	3.69	58	5.4008	5.4898	4.9565	3.68
29	5.2247	5.2672	4.7620	3.50	59	5.4013	5.4996	4.9580	3.86
30	5.2176	5.2604	4.7517	3.49	60	5.4033	5.5084	4.9597	3.71